UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

MEDICAL PROPERTIES TRUST, INC.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date filed:

2021 PROXY STATEMENT

Knox PRIVATE HOSPITAL
MAI RANCE

Medical Properties Trust

AT THE VERY HEART OF HEALTHCARE.®

April 26, 2021

Dear Fellow Stockholder:

2020 will be a year that we will all remember for the rest of our lives. The world was struck with a pandemic of historic proportions which created great hardship for families, communities and countries around the world. To all those who suffered a loss, our hearts go out to you and your families. I also want to thank the tens of thousands of frontline workers in all of the hundreds of Medical Properties Trust hospitals worldwide for literally putting their lives on the line to keep healthcare available to people all around the world. We are proud to have played a positive role as hospitals have been critical in getting the world past this crisis and demonstrating the irreplaceable value they serve in keeping the world safe.

For those of us at Medical Properties Trust, 2020 will also be remembered as a pivotal year that proved our value proposition and positioned us to continue our outperformance. We outperformed our peers in almost every financial metric. But what makes me most proud is the fact that the business plan and the groundwork we put in place for the past almost twenty years was absolutely validated and reinforced during the pandemic.

During 2020, we invested in approximately $3.6 billion international and domestic assets including entering South America for the first time with our Colombia transaction. We established new relationships with operators further improving our concentration metrics and diversifying our portfolio. We achieved strong earnings in 2020 and finished the year with a total return to stockholders of 9% which outperformed the SNL US REIT Equity Index by 14% and a total return to stockholders of 566% since our initial public offering in 2005 which outperformed the SNL US REIT Equity Index by 364% for the same period.

As we continue to grow and evolve as a business, we also continue to advance our commitment to strong corporate and social responsibility. Ongoing environmental initiatives in 2020 included incorporating ESG performance metrics into our executive compensation program, setting high environmental standards in our acquisition due diligence, and investing in environmentally responsible design features for our development projects. Given our long-term focus and ownership in our properties, we are working actively to invest in whole communities through financial and volunteer support of health, social, educational and community organizations. And we remain focused on ensuring MPT is a dynamic and supportive workplace for employees that encourages both personal and professional growth.

We entered 2021 in a very strong financial position, well poised to rapidly capitalize on value-generative opportunities that are aligned with our proven strategy. We began the year by acquiring a $1 billion portfolio of select behavioral health facilities in the UK, both rapidly expanding our geographic presence and our exposure to the increasingly critical behavioral health hospital segment. Looking ahead, our focus remains on hospitals that have a unique position in their healthcare system, and that we can support to become even more integral to the communities in which they operate.

We are providing you this Proxy Statement to enable you to give us your input by voting. We hope that you will attend our 2021 annual meeting of stockholders, to be held on May 26, 2021. Details of the business to be conducted at the meeting are set forth in the accompanying Proxy Statement. In the event that you are unable to attend, however, we urge you to vote by mail, phone, or Internet, as described in the following material.

Thank you for your continued support of our company.

Edward K. Aldag, Jr.

Chairman, President and Chief Executive Officer

Proxy Statement and Notice of 2021 Annual Meeting i

April 26, 2021

Attached you will find a notice of annual meeting and the Proxy Statement, which contain further information about the items to be voted on at the annual meeting and the annual meeting itself, including the different methods you can use to vote your proxy. Also enclosed are your proxy card, our 2020 Annual Report on Form 10-K, and our 2020 Annual Report to stockholders. Only stockholders of record at the close of business on March 29, 2021 are entitled to receive notice of, to attend, and to vote at the annual meeting and any adjournment thereof.

EVEN IF YOU PLAN TO ATTEND IN PERSON, YOU ARE REQUESTED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE, OR VOTE YOUR PROXY BY TELEPHONE OR INTERNET, AT YOUR EARLIEST CONVENIENCE. This will not prevent you from voting your shares in person if you choose to attend the annual meeting.

Any proxy may be revoked at any time prior to its exercise at the annual meeting.

If any of your shares of common stock are held by a broker, bank or other nominee, please follow the instructions you receive from your broker, bank or other nominee to have your shares voted.

A list of the stockholders entitled to vote at the annual meeting will be open to examination by any stockholder, for any purpose germane to the annual meeting, during ordinary business hours, for a period of at least ten days prior to the annual meeting at the principal executive offices of the Company at 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242.

By Order of the Board of Directors,

Emmett E. McLean

Executive Vice President, Chief Operating Officer,

and Secretary

ii Proxy Statement and Notice of 2021 Annual Meeting

How to Vote

Your vote is important. You may vote your shares if you were a stockholder of record on March 29, 2021. If you are a registered owner you may vote using any of the following methods:

•	By Internet

 www.voteproxy.com

•	By Telephone

 1-800-PROXIES

 (1-800-776-9437)

•	By Mail

 Complete, sign, date and return your enclosed proxy card.

•	In Person

 At the Annual Meeting

If you own your shares through a bank, broker or other nominee, you should follow the voting instructions provided by your bank, broker or other nominee.

Proxy Statement and Notice of 2021 Annual Meeting iii

Proxy Summary

Performance Highlights

2020 was a year filled with unprecedented challenges brought on by the onset of the COVID-19 pandemic. As a global leader in hospital real estate finance and the second largest non-governmental owner of hospital beds in the United States, Medical Properties Trust (“MPT” or “Company”) played a critical role in supporting our community hospitals and hospital real estate properties. While faced with considerable challenges on a global scale, our Company continues to deliver market-leading financial performance and total stockholder returns (“TSR”) as a direct result of the steady execution of our strategy and business plan since our IPO under the leadership of our management team.

Significant Value Creation and Proven Execution of MPT Strategy

Stockholder Value Creation	Value-Added Transactions	Strong Earnings Growth**
OVER $6.9 Billion SINCE IPO*	$3.6 Billion ACQUISITIONS CLOSED IN 2020	15%	49%
More than $3.7 Billion in value created since the beginning of 2019	$8.1 Billion in Acquisitions closed and 103% total pro forma gross asset growth(1) since the beginning of 2019	Year-over-year growth in net income	Year-over-year growth in Normalized Funds from Operations (“FFO”)(2)

Continuous Tenant Diversification (based on total pro forma gross assets(1))		Sustainable Future

15.5 Years Weighted-Average Lease and Loan Maturity

30.0% Total Pro Forma Gross Assets(1) CAGR since IPO	8 Consecutive Years of Dividend Growth	5.9% Dividend Growth in 2020

  *   as of December 31, 2020

**   for the year ended December 31, 2020

Sustained Total Stockholder Return Outperformance

Relative to Healthcare and Broader REIT Industries

Medical Properties Trust TSR	9%	89%	161%	566%
	One-Year	Three-Year	Five-Year	Since-IPO

SNL US REIT Healthcare Index	Outperformed by 15%	Outperformed by 68%	Outperformed by 131%	Outperformed by 274%

SNL US REIT Equity Index	Outperformed by 14%	Outperformed by 73%	Outperformed by 124%	Outperformed by 364%

(1)

Refer to Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2020 for our definition of total pro forma gross assets and a discussion of non-GAAP financial measures and GAAP reconciliation

(2)	Refer to Appendix A for our definition of FFO and normalized FFO and a reconciliation of net income to FFO and normalized FFO

iv Proxy Statement and Notice of 2021 Annual Meeting

Proxy Summary

Executive Compensation Highlights

Pay-for-Performance

Our executive compensation program is designed to drive and reward performance over the long term and on an annual basis. The foundation of our program is to motivate and reward executives to execute on our business strategy tied to rigorous and industry-leading performance goals that ultimately result in significant value created for our stockholders. The effectiveness of our executive compensation program is illustrated by the achievement of record performance, far surpassing our peers by any standard since 2018, including:

◆	3-year TSR of 89% outperforming the healthcare and broader REIT industries by 68% and 73%, respectively

◆	Accretive acquisitions of over $8 billion

◆	Growth in net income of 49% and growth in normalized FFO(1) of 75%

We believe that our executive compensation program represents a balanced, pay-for-performance approach with only 6% of CEO’s compensation guaranteed in the form of base salary and the majority of our equity awards (67% for our CEO) tied to the achievement of operational goals and subject to adjustment based on relative TSR performance.

Furthermore, while a significant number of REITs adjusted their annual compensation programs in light of the COVID-19 pandemic by permitting more discretion and/or resetting goals, MPT maintained its original program based on our industry-leading rigorous goals, demonstrating our commitment to our pay-for-performance compensation model.

(1)	Refer to Appendix A for our definition of FFO and normalized FFO and a reconciliation of net income to FFO and normalized FFO

Key Compensation Practices

In addition to our strong commitment to pay-for-performance, our compensation program and practices also include the following key features:

Alignment with our business plan, which is built on accretive growth and strong balance sheet management

Majority of executive compensation tied to the achievement of rigorous and industry-leading performance goals

Majority of equity compensation is performance-based

No new employment agreements since 2003 with evergreen provisions, single-trigger change of control provisions or excise tax gross-up provisions

Appropriate balance between short-term and long-term incentive measures

Transparency with our stockholders on our compensation program, decisions and practices

Meaningful stockholder engagement and response to feedback

No resetting of goals or discretionary adjustments to our annual incentive program in response to the COVID-19 pandemic

Anti-hedging and anti-pledging policies

Robust clawback policy that allows our Board of Directors (the “Board”) to recover cash and equity incentive compensation in the event of a financial restatement

Significant share ownership requirements including 6x base salary for the CEO and 4x base salary for other named executive officers (“NEO”)

Engagement of an independent compensation consultant to advise the Compensation Committee of the Board on executive compensation matters

Strong Stockholder Support for our Executive Compensation Program

Our 2020 Say-on-Pay vote received over 95% support from our stockholders, which is consistent with our average Say-on-Pay vote results over the past five years as compared to approximately 90% in the overall REIT industry.

Our historical Say-on-Pay vote results affirm our stockholders’ consistent support for our Company’s executive compensation program. Over the past three years we have engaged with stockholders representing over 60% of our shares outstanding and based on the feedback we received and our strong Say-on-Pay support in 2020, we maintained the core elements of our compensation program and made certain enhancements to reinforce our

MPW 95.0% All REITs 90.2% 5-Year Average SoP Support	MPW 95.4% All REITs 90.3% 2020 SoP Support
pay-for-performance alignment. We continue to monitor and review our compensation program, engage with our stockholders and make modifications as appropriate to maintain a best-in-class compensation program.

Proxy Statement and Notice of 2021 Annual Meeting v

Proxy Summary

Corporate Governance Highlights

Board Composition

We have taken meaningful steps to refresh our Board and have sought to create an effective mix of experience, skill and diversity. The majority of our Board is independent with 25% female representation. Our Board also has a 13% minority component, with one Latina female member who is a native of Costa Rica.

Gender	Tenure	Age

Key Director Skills

Executive Leadership Experience	Industry Experience	Financial & Accounting Expertise	Investment Expertise
5 directors out of 8	6 directors out of 8	5 directors out of 8	5 directors out of 8

Corporate Governance Policies

We are committed to strong corporate governance and our Board has adopted robust governance practices and policies including the following:

◆	History of and commitment to Board diversity and refreshment

◆	Proxy access

◆	Majority voting for uncontested director elections

◆	Lead independent director

◆	Active and responsive stockholder engagement

◆	Stockholders’ ability to amend Bylaws

◆	Anti-hedging and anti-pledging policies
◆	Unclassified Board of Directors

◆	Opted out of the Maryland Unsolicited Takeover Act (“MUTA”)

◆	No stockholder rights plan (“poison pill”)

◆	Regular executive sessions of independent Board members

◆	Mandatory director retirement age

◆	Executives require prior authorization to purchase or sell our shares

◆	Clawback policy

vi Proxy Statement and Notice of 2021 Annual Meeting

Proxy Summary

Corporate Responsibility Highlights

As a global leader among healthcare real estate companies, we are committed to strong corporate and social responsibility, and we strive to make a positive difference through our operations. Our approach to corporate responsibility includes the following principles:

Environmental Sustainability

Our company-wide environmental policy confirms our commitment to sustainability, and we have implemented numerous environmental initiatives at our corporate headquarters and through our development projects.

◆	Our corporate headquarters was Energy Star rated for 2017 and 2018, and energy saving initiatives in 2020 saved over 200,000 kWh compared to 2019

◆	Established an Environmental Sustainability and Governance (“ESG”) Committee in 2019 to further drive environmental performance improvements across all aspects of our business

◆	Incorporated ESG performance metrics into our executive compensation program to reinforce our commitment to corporate responsibility

◆	Invest in environmentally responsible design features for our development projects

◆	Actively engage with our tenants to encourage environmental improvements across our hospital portfolio, substantially increasing our tenant engagement in 2020

◆	Committed to fighting climate change through various initiatives

Our People

We are committed to providing a dynamic and supportive workplace for our employees that encourages both personal and professional growth through significant training and continuing education opportunities.

◆	41% of all MPT employees are female and 40% of all MPT employees report to a female manager or director

◆	Established Company-wide human rights, and health and safety policies

◆	Provide regular training for our employees including anti-harassment, cybersecurity and data security awareness

◆	Improved the diversity of our workforce

Our Communities

Given our long-term focus and ownership of our properties, we believe that it is of critical importance to improve the communities in which we operate by providing financial and volunteer support for private and public non-profit programs aimed at improving communities and public health.

◆	Established a Charity and Community Support Committee through which we support health, social, educational and community organizations

◆

Contributed to approximately 200 different organizations in 2020 while increasing the magnitude of our contributions by over 50%, recognizing our fortunate financial position and those in dire need during the pandemic

For more information regarding our sustainability commitments, please go to the Corporate Responsibility section of this Proxy Statement on page 15 and our website: https://medicalpropertiestrust.com/corporate-responsibility/.*

* Throughout this Proxy Statement, we include several references to our website or materials available on our website. The information available on, or otherwise accessible through, our website is not incorporated by reference into this Proxy Statement.

Proxy Statement and Notice of 2021 Annual Meeting vii

1	Proposal 1: Election of Directors

	2	Director Nominees

	6	Governance Information Regarding Our Board of Directors

11	Proposal 2: Ratification of Independent Registered Public Accounting Firm

	12	Independent Auditor

	13	Audit Committee Report

14	Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation

15	Corporate Responsibility

23	Compensation Discussion and Analysis

	37	Other Aspects of Our Executive Compensation Program

	39	Compensation Committee Report

	40	Summary Compensation Table

	41	Grants of Plan-Based Awards

	42	Outstanding Equity Awards as of December 31, 2020

	43	Option Exercises and Stock Vested

	43	Potential Payments Upon Termination or Change of Control

46	Other Information

	46	Pay Ratio Disclosure

	47	Compensation of Directors

	49	Share Ownership of Certain Beneficial Owners

51	Information About the Meeting

55	Certain Relationships and Related Person Transactions

56	Additional Information

58	Appendix

viii Proxy Statement and Notice of 2021 Annual Meeting

Our Bylaws provide for the election of all directors at each annual meeting of stockholders. The Board, at the recommendation of the Ethics, Nominating and Corporate Governance Committee, proposes that the eight nominees listed below, all of whom are currently serving on our Board, be elected to serve as directors until the 2022 annual meeting of stockholders or until their successors are duly elected and qualify. The Board does not know of any reason why any nominee would not be able to serve as a director. However, if any nominee were to become unable to serve as a director, the Board may designate a substitute nominee, in which case the persons named as proxies will vote for such substitute nominee at the 2022 annual meeting of stockholders. Alternatively, the Board may reduce the number of directors to be elected at the annual meeting.

Proxy Statement and Notice of 2021 Annual Meeting 1

Proposal 1: Election of Directors

Director Nominees

Edward K. Aldag, Jr. Chief Executive Officer and President (since 2003) Chairman of the Board of Directors (since 2004) Age 57 Director since 2004 Committees: Investment

The Board believes that Mr. Aldag’s position as the founder of our Company and his extensive experience in the healthcare and REIT industries make him highly qualified to serve as Chairman of our Board.

Mr. Aldag launched Medical Properties Trust, Inc. (NYSE: MPW) in 2003 as the nation’s only real estate investment trust (REIT) focusing exclusively on hospitals. Today, Medical Properties Trust is the established leader in the hospital REIT sector, with approximately 430 facilities across the United States, Western Europe, South America, and Australia. Under Mr. Aldag’s leadership, MPT’s assets have grown to approximately $20 billion and the Company has become the second largest U.S.-based owner of hospital beds, with more than 43,000 in its portfolio.

Mr. Aldag serves on the board of Children’s of Alabama, one of the nation’s leading hospitals for children, and as a director and member of the investment committee of the Alabama Children’s Hospital Foundation. He also serves as a board member for Mitchell’s Place, benefitting children with autism; the Birmingham Education Foundation, dedicated to increasing the number of students in Birmingham City Schools that are on the path to college, career and life readiness; the American Sports Medicine Institute, which works to understand, prevent and treat sports-related injuries; and serves as a member of the executive committee of the Birmingham Business Alliance. He is a guest lecturer at both the University of Alabama and the University of Alabama at Birmingham (UAB) and part of the UAB President’s Campaign Leadership Cabinet for a $1 billion campaign. In November 2017, he was selected as a member of the national advisory board of governors for Nareit (the National Association of Real Estate Investment Trusts).

Mr. Aldag was appointed as a board member of Infracore SA in May 2019 and as a board member of Générale-Beaulieu Immobilière SA in June 2020. A native of Eufaula, Alabama, Mr. Aldag is a graduate of the University of Alabama, where he majored in finance.

G. Steven Dawson Age 63 Director since 2004 Committees: Audit (Chair) Investment

The Board believes that Mr. Dawson’s substantial experience as a board member and committee chairman at other public REITs, along with his strong skills in corporate finance, strategic planning and public company oversight, make him a valued advisor and highly qualified to serve as a member of our Board and as Chairman of our Audit Committee.

Since 2003, Mr. Dawson has primarily been a private investor in real estate, energy and financial services companies in the U.S. and Canada, and has served on the boards of numerous public and private REITs and financial services companies. During portions of 2011 – 2013, he served as President, Chief Executive Officer and Trustee of a privately held U.S./Canadian firm that owned and operated manufactured housing assets located in the U.S. From July 1990 to September 2003, he served as Chief Financial Officer and Senior Vice President – Finance of Camden Property Trust (and its predecessors) (NYSE: CPT), a REIT specializing in apartment communities based in Houston, Texas.

Mr. Dawson currently serves on the board of directors and as the nominating and corporate governance committee chairman as well as a member of the audit and compensation committees for Cohen & Co. (NYSE American: COHN), an investment firm specializing in credit-related fixed income investments in the U.S. and Europe. Mr. Dawson also serves on the board of directors and as audit committee chairman of American Campus Communities (NYSE: ACC), a developer, owner and manager of student housing communities in the U.S. Mr. Dawson holds a degree in business from Texas A&M University and is a member of the Real Estate Roundtable at the Mays Graduate School of Business at Texas A&M University.

2 Proxy Statement and Notice of 2021 Annual Meeting

Proposal 1: Election of Directors

R. Steven Hamner Executive Vice President and Chief Financial Officer (since 2003) Age 64 Director since 2005 Committees: Investment

The Board believes that Mr. Hamner’s position as a co-founder of our Company and his extensive experience in the real estate and healthcare industries and in the corporate finance sector make him highly qualified to serve as a member of our Board.

In August and September 2003, Mr. Hamner served as our Executive Vice President and Chief Accounting Officer. From October 2001 through March 2004, he was the Managing Director of Transaction Analysis LLC, a company that provided interim and project-oriented accounting and consulting services to commercial real estate owners and their advisors. From June 1998 to September 2001, he was Vice President and Chief Financial Officer of United Investors Realty Trust, a publicly traded REIT. For the ten years prior to becoming an officer of United Investors Realty Trust, he was employed by the accounting and consulting firm of Ernst & Young LLP and its predecessors.

Mr. Hamner received a B.S. in Accounting from Louisiana State University.

Caterina A. Mozingo Age 53 Director since 2020

The Board believes that Ms. Mozingo’s experience as a public accountant and consultant to real estate and healthcare companies and her experience providing tax consulting services to for profit and not-for-profit companies including publicly traded and privately held entities make her highly qualified to serve as a member of our Board.

Ms. Mozingo is a tax partner with Aldridge, Borden & Company, P.C., a CPA firm that she joined in 1995. Her experience at Aldridge, Borden & Company includes a broad range of tax consulting and compliance services for businesses, individuals, fiduciaries and tax-exempt entities. She began her career in public accounting with Coopers & Lybrand, LLP.

Ms. Mozingo is a member of the American Institute of CPAs, and the Alabama Society of CPAs where she serves on the State Taxation Committee. She also serves on the board of directors of the University of Alabama Federal Tax Clinic where she is President Elect. Ms. Mozingo graduated summa cum laude from the University of Alabama in Commerce and Business Administration before earning a Master of Tax Accounting degree.

Proxy Statement and Notice of 2021 Annual Meeting 3

Proposal 1: Election of Directors

Elizabeth N. Pitman Age 57 Director since 2018 Committees: Ethics, Nominating and Corporate Governance

The Board believes that Ms. Pitman’s experience as a healthcare lawyer and her experience providing counsel to publicly traded and privately owned hospitals and healthcare systems make her highly qualified to serve as a member of our Board.

Ms. Pitman has been an attorney with Waller, Landen, Dortch & Davis, LLP, a leading provider of legal services to the healthcare industry, since 2015. From July 2013 to December 2013, she worked as corporate counsel for Vitera Healthcare Solutions, LLC, and prior to that, from October 2008 to July 2013, she served as general counsel at Success EHS, Inc., both providers of electronic health records and revenue cycle management solutions. Ms. Pitman has provided counsel to companies, hospitals and healthcare systems, surgery centers, physician groups and healthcare information technology companies on a variety of matters, including healthcare regulatory, privacy, data and cyber security compliance, technology licensing, and mergers and acquisitions.

Ms. Pitman earned a B.S. in Accounting from the University of Alabama and a Juris Doctorate from the University of Alabama School of Law. She also is certified in Healthcare Privacy Compliance (CHPC).

D. Paul Sparks, Jr. Age 58 Director since 2014 Committees: Audit Compensation (Chair) Investment

The Board believes that Mr. Sparks’s substantial experience in executive positions and his ability to guide companies through periods of growth and development makes him a valued advisor and qualified to serve as Chairman of the Compensation Committee and as a member of our Board.

Mr. Sparks retired in January 2016 after a 32-year career in the energy industry. Prior to his retirement, he was Senior Vice President of Resource Development for Energen Resources Corporation (NYSE: EGN), holding various positions with Energen since 1989, including Senior Vice President of Operations from 2006 until 2012. During his 27 years at Energen, Mr. Sparks helped Energen grow from a small regulated utility to a top 20 independent oil and gas exploration and production company in the U.S. Mr. Sparks was responsible for the forward-looking strategy and implementation of valuing and developing the assets of Energen Resources Corporation. Prior to joining Energen, Mr. Sparks worked with Amoco Corporation, a global chemical and oil company, in Texas and Louisiana.

Mr. Sparks has been active in a number of organizations: he is the former chairman of the New Mexico Oil and Gas Association, past advisor to the Gas Research Institute, a board member of the Independent Petroleum Association of America and past officer of the Society of Petroleum Engineers. He has authored a number of peer-reviewed publications and holds a patent in oil and gas technology. Mr. Sparks is a 1984 graduate of Mississippi State University with a degree in Petroleum Engineering. He is also a Bagley College of Engineering Distinguished Fellow and a member of the College’s Advisory Board.

4 Proxy Statement and Notice of 2021 Annual Meeting

Proposal 1: Election of Directors

Michael G. Stewart Age 65 Director since 2016 Lead Independent Director Committees: Compensation Ethics, Nominating and Corporate Governance

The Board believes that Mr. Stewart’s legal background and extensive knowledge of healthcare, legal and corporate governance and addressing various healthcare issues, make him a valued advisor and highly qualified to serve as a member of our Board.

Mr. Stewart is presently a private investor. He served as Executive Vice President, General Counsel and Secretary of the Company from 2005 – 2010. Mr. Stewart formerly worked with law firms Berkowitz, Lefkovits, Isom & Kushner (now Baker Donelson) and Constangy, Brooks & Smith, having a law practice that encompassed corporate, healthcare, litigation, employment and labor. Mr. Stewart also served as Vice President and General Counsel of Complete Health Services, Inc. (later, United Healthcare of the South). Throughout his professional career, he has provided private consulting services to physician groups and other healthcare providers.

Mr. Stewart is the author of four novels that have been published by G.P. Putnam’s Sons and Random House. He is a graduate of Auburn University with a B.S. degree in Business Administration with an emphasis in Information Systems and received his Juris Doctorate degree from the Cumberland School of Law at Samford University.

C. Reynolds Thompson, III Age 58 Director since 2016 Committees: Audit Compensation Ethics, Nominating and Corporate Governance (Chair)

The Board believes that Mr. Thompson’s significant executive experience and deep understanding of all aspects of real estate investment trusts make him a valued advisor and well qualified to serve as a member of our Board.

Mr. Thompson has served as Chairman and Chief Investment Officer of Select Strategies Realty of Cincinnati (“Select”), a privately held real estate investment company that specializes in the development, acquisition, management and leasing of retail and mixed-use real estate in Midwestern and Southeastern U.S. since 2014. Select has sponsored retail investments in excess of $250 million and has provided management and leasing services for over four million retail square feet. Founded in 2005, the firm has 10 offices along with its Cincinnati headquarters. The company manages and leases retail assets in nine states as well as office and multifamily assets in Ohio and Kentucky. Prior to joining Select, Mr. Thompson was President and Chief Financial Officer (1997 – 2013) of Colonial Properties Trust, a $4 billion publicly traded REIT with a portfolio of multifamily, office, retail and mixed-use assets. During a 16-year career with Colonial, he also served as CEO, COO and CIO. He has extensive public company management, operating and investment experience having raised $950 million in equity, $2.5 billion in debt and completed acquisitions totaling $3 billion. Prior to this, Mr. Thompson worked in acquisitions and due diligence for Carr America Realty Corporation, a then publicly traded REIT. Mr. Thompson began his career as a commercial lending officer at SunTrust Bank (now Truist Bank).

Mr. Thompson is a member of the Board of Visitors of the Culverhouse College of Business at the University of Alabama. He previously served on the Board of Governors of the National Association of Real Estate Investment Trusts, and the board of directors of the Birmingham Business Alliance and United Way of Central Alabama. Mr. Thompson holds a B.S. degree with Special Attainments in Commerce from Washington and Lee University.

Proxy Statement and Notice of 2021 Annual Meeting 5

Proposal 1: Election of Directors

Governance Information Regarding Our Board of Directors

Annual Election of Directors

Our Board members stand for election each year. They serve until the next annual meeting of stockholders or until their respective successors are elected and qualify, subject to their prior resignation, retirement, death, disqualification, or removal from office. We do not have a classified board and our charter bars us, absent the approval of our stockholders, from adopting the Maryland Unsolicited Takeover Act, which, among other things, permits the board of directors of a Maryland corporation to classify itself without a stockholder vote. We maintain a majority vote standard and director resignation policy for uncontested director elections.

Independent Directors

A majority of our Board and each of our Audit Committee, the Compensation Committee and the Ethics, Nominating and Corporate Governance Committee is comprised of directors who qualify as independent under the standards of the New York Stock Exchange (the “NYSE”). Each year, we affirmatively determine that each director deemed independent under NYSE standards has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). The Board has determined that six of the director nominees—G. Steven Dawson, Caterina A. Mozingo, Elizabeth N. Pitman, D. Paul Sparks, Jr., Michael G. Stewart and C. Reynolds Thompson, III—have no relationship with us that would interfere with their ability to exercise independent judgment as a member of our Board, and that they otherwise qualify as “independent” under NYSE standards.

Independent Board Leadership

Two of our founders serve as members of the Board. Studies regularly show that founder-led companies outperform their peers[i]. We are therefore fortunate not to have to rely exclusively on governance mechanisms to ensure that our Board exercises robust, effective, and independent leadership.

We preserve the benefits that founder-led companies have by maintaining our founder, Mr. Aldag, as Chairman and Chief Executive Officer. That dynamic is of particular importance in a founder-led company like ours, though we regularly review this structure and its alternatives.

We supplement our Board’s independence with a Lead Independent Director, currently Mr. Stewart, to whom the Board has given substantial powers and authorities. Our Lead Independent Director presides at all meetings of the Board at which the Chairman is not present and at all executive sessions of the independent directors. He serves as principal liaison between the Chairman and the independent directors, advising the Chairman on the quality, quantity and timeliness of the information presented to the Board. He advises the Chairman on the agendas for Board meetings and calls meetings of the independent directors if deemed necessary or appropriate. The Lead Independent Director also oversees the annual self-evaluation of the Board. The Board can also, at its discretion, supplement the Lead Independent Director’s responsibilities.

We believe there are risks in relying exclusively on independent board chairs or lead independent directors for board independence. We therefore value—and have—strong independent committee chairs on our Board. We also believe that our founder-led culture enables robust and honest interactions from all of our Board members, each of whom brings important and diverse skill sets to their jobs. Finally, the Board completes an annual board self-evaluation process that is instituted by our Lead Independent Director and presented to the full Board.

[i] See, Chris Zook, “Founder-Led Companies Outperform the Rest—Here’s Why” in Harvard Business Review, March 24, 2016.

6 Proxy Statement and Notice of 2021 Annual Meeting

Proposal 1: Election of Directors

Risk Oversight

Our Board plays a central role in overseeing and evaluating risks pertinent to our Company. While it is management’s responsibility to identify and manage our risk exposure on a day-to-day basis, the Board routinely discusses these risks with management and actively oversees our risk-management procedures and protocols. The Board regularly receives reports from senior management on areas of material risk to the Company, including operational, financial, legal, regulatory and strategic risks. In addition, each of the Audit Committee, the Compensation Committee and the Ethics, Nominating and Corporate Governance Committee exercises oversight and provides guidance relating to the particular risks within the purview of each committee, as well as making periodic reports to the full Board. Our Board also oversees risk by means of the required approval by our Board of significant transactions and other decisions, including material acquisitions or dispositions of property, material capital markets transactions, significant capital improvement projects and important employment-related decisions.

Board Committees and Meetings

Our Board and its four standing committees hold regular meetings. In 2020, the Board met five times; the Audit Committee met five times; the Ethics, Nominating and Corporate Governance Committee met two times; the Compensation Committee met three times; and the Investment Committee acted by written consent in one instance. In 2020, each incumbent director attended at least 75% of (i) the total number of meetings of the Board held during the period for which he or she was a director and (ii) the total number of meetings of all committees of the Board on which the director served during the periods that he or she served.

The Board regularly meets in executive session without non-independent directors present. Mr. Stewart has been designated as the Lead Independent Director and in that capacity presides at these executive sessions. Mr. Stewart may be contacted directly by stockholders at mstewart@mpt.net. Our directors are encouraged to attend our annual meeting of stockholders absent cause. All directors of the Company holding their position at the time of the meeting attended our 2020 annual meeting of stockholders.

Committees of the Board of Directors

The Board delegates certain of its functions to its standing committees.

Audit Committee

G. Steven Dawson Chairman D. Paul Sparks, Jr. C. Reynolds Thompson, III

The Board has determined that each member of the Audit Committee is financially literate and satisfies the additional NYSE independence requirements for audit committee members, and that Mr. Dawson and Mr. Thompson each qualifies as an “audit committee financial expert” under current Securities and Exchange Commission (“SEC”) regulations. The Board has also determined that service by Mr. Dawson and Mr. Thompson on other public companies’ audit committees has not impaired their abilities to effectively serve on our Audit Committee.

The Audit Committee oversees (i) our accounting and financial reporting processes, (ii) the integrity and audits of our financial statements, (iii) our compliance with legal and regulatory requirements, (iv) the qualifications and independence of our independent auditors, and (v) the performance of our internal and independent auditors. The specific functions and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, a copy of which is posted on our website at www.medicalpropertiestrust.com. The report of the Audit Committee appears on page 13 of this Proxy Statement.

Proxy Statement and Notice of 2021 Annual Meeting 7

Proposal 1: Election of Directors

Compensation Committee

D. Paul Sparks, Jr. Chairman Michael G. Stewart C. Reynolds Thompson, III

Pursuant to the NYSE listing standards, in determining the independence of the directors serving on the Compensation Committee, our Board considered all factors specifically relevant to determining whether a director has a relationship to us which is material to that director’s ability to be independent from our management in connection with the duties of a Compensation Committee member, including, but not limited to, such director’s source of compensation and whether such director is affiliated with us, one of our subsidiaries, or an affiliate of one of our subsidiaries. Based on these factors, the Board determined that all of the Compensation Committee members are independent.

The principal functions of the Compensation Committee are to evaluate the performance of our executive officers, review and approve the compensation for our executive officers, and review, administer and make recommendations to the full Board regarding our incentive compensation plans and equity-based plans. The Compensation Committee also reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives, and approves the Chief Executive Officer’s compensation. The Compensation Committee makes all compensation decisions with respect to the Chief Executive Officer and all other executive officers. The Chief Executive Officer is frequently asked to provide the Compensation Committee with the information it needs to perform these functions as well as to provide input and insights regarding each executive officer’s performance other than his own. The specific functions and responsibilities of the Compensation Committee are set forth in more detail in the Compensation Committee’s Charter, a copy of which is posted on our website at www.medicalpropertiestrust.com. The report of the Compensation Committee appears on page 39 of this Proxy Statement.

In 2020, the Compensation Committee engaged Gressle & McGinley, a nationally recognized compensation consultant. Gressle & McGinley assisted the Compensation Committee in determining the amount and form of executive compensation. The Compensation Committee also considered information presented by Gressle & McGinley when reviewing the appropriate types and levels of compensation for the Company’s non-employee director compensation program. Information concerning the nature and scope of Gressle & McGinley’s assignments and related disclosure is included in “Compensation Discussion and Analysis” beginning on page 23 of this Proxy Statement. The Compensation Committee has assessed the independence of Gressle & McGinley, as required under the NYSE listing rules. The Compensation Committee has also considered and assessed all relevant factors including, but not limited to, those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that could give rise to a potential conflict of interest. Based on this review, the Compensation Committee has determined that Gressle & McGinley is independent and that their work has not raised any conflicts of interest.

8 Proxy Statement and Notice of 2021 Annual Meeting

Proposal 1: Election of Directors

Ethics, Nominating and Corporate Governance Committee

C. Reynolds Thompson, III Chairman Elizabeth N. Pitman Michael G. Stewart

The Ethics, Nominating and Corporate Governance Committee is responsible for, among other things, recommending the nomination of qualified individuals to become directors to the full Board; recommending the composition of the Board’s committees to the full Board; periodically reviewing the performance and effectiveness of the Board as a body; and periodically reviewing our corporate governance guidelines and policies. The specific functions and duties of the Committee are set forth in its charter, a copy of which is posted on our website at www.medicalpropertiestrust.com.

The Ethics, Nominating and Corporate Governance Committee will consider all potential candidates for nomination for election as directors who are recommended by the Company’s stockholders, directors, officers, or employees. All director recommendations must be made during the time periods provided and must provide the information required by Article II, Section 2.03 of the Company’s Second Amended and Restated Bylaws. All director recommendations should be sent to the Ethics, Nominating and Corporate Governance Committee, c/o Secretary, Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242. The Committee will screen all potential director candidates in the same manner, regardless of the source of their recommendation. The Committee’s review will typically be based on the written materials provided with respect to a potential director candidate. The Committee will evaluate and determine whether a potential candidate meets the Company’s minimum qualifications and requirements, whether the candidate has the specific qualities and skills for directors, and whether requesting additional information or an interview is appropriate. While the Committee considers different perspectives and skill sets when evaluating potential director candidates, the Committee has not established a formal policy regarding diversity in identifying candidates. The Committee nevertheless regularly reviews the composition of the Board as part of the annual self-evaluation process and seeks nominees who, taken as a whole, possess the experience and skills necessary for the effective functioning of the Board.

The Board has adopted the following minimum qualifications and specific qualities and skills for the Company’s directors, which will serve as the basis upon which potential director candidates are evaluated by the Ethics, Nominating and Corporate Governance Committee:

•   directors should possess the highest personal and professional ethics, integrity, and values

•   directors should have, or demonstrate an ability and willingness to acquire in short order, a clear understanding of the fundamental aspects of the Company’s business

•   directors should be committed to representing the long-term interests of our stockholders

•   directors should be willing to devote sufficient time to carry out their duties and responsibilities effectively and should be committed to serving on the Board for an extended period of time

•   directors should not serve on more than three boards of public companies in addition to our Board

The Ethics, Nominating and Corporate Governance Committee also takes into consideration the diversity of its Board, including breadth of experience and the ability to bring new and different perspectives to the Board.

The Ethics, Nominating and Corporate Governance Committee recommended the nomination of all eight of the incumbent directors for re-election to the Board. The entire Board approved such recommendation.

Proxy Statement and Notice of 2021 Annual Meeting 9

Proposal 1: Election of Directors

Investment Committee

Edward K. Aldag, Jr. Chairman G. Steven Dawson R. Steven Hamner D. Paul Sparks, Jr.

The Investment Committee has the authority to, among other things, consider and take action with respect to all acquisitions, dispositions, developments, and leasing of healthcare facilities in which our aggregate investment is between $20 million and $100 million.

Governance, Ethics, and Stockholder Communications

Corporate Governance Guidelines. In furtherance of its goal of providing effective governance of the Company’s business and affairs for the long-term benefit of its stockholders, the Board has adopted Corporate Governance Guidelines. The Corporate Governance Guidelines are posted on our website at www.medicalpropertiestrust.com.

Code of Ethics and Business Conduct. The Company has adopted a Code of Ethics and Business Conduct, as approved by the Board, which applies to all directors, officers, employees, and agents of the Company and its subsidiaries. The Code of Ethics and Business Conduct is posted on our website at www.medicalpropertiestrust.com. We audit compliance with our Code of Ethics and Business Conduct Policy with each officer, director, and employee with a questionnaire that is required to be completed annually. We intend to disclose on our website any amendment to, or waiver of, any provision of the Code of Ethics and Business Conduct applicable to our directors and executive officers that would otherwise be required to be disclosed under the rules of the SEC or the NYSE.

Proxy Access Bylaw Provisions. In 2017, we amended our Bylaws to provide for “proxy access” for our stockholders. The proxy access provision permits a stockholder (or a group of up to 20 stockholders) that has owned at least 3% of our outstanding common stock for at least three years to nominate, and include in our proxy materials, up to the greater of two directors or 20% of the directors then in office; provided that the stockholders and the nominees satisfy the requirements specified in our Bylaws.

Stockholder and Interested Party Communications with the Board. Stockholders and all interested parties may communicate with the Board or any individual director regarding any matter that is within the responsibilities of the Board. Stockholders and interested parties should send their communications to the Board, or an individual director, c/o Secretary, Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242. The Secretary will review the correspondence and forward any communication to the Board, or the individual director, if the Secretary determines that the communication deals with the functions of the Board or requires the attention of the Board or the individual director. The Secretary will maintain a log of all communications received from stockholders.

We will provide, free of charge, hard copies of our Annual Report to Stockholders, our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to these reports as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Also available, free of charge, are hard copies of our Corporate Governance Guidelines and our Code of Ethics and Business Conduct along with the charters of our Ethics, Nominating and Corporate Governance Committee, our Audit Committee, and our Compensation Committee. All of these documents are also available on our website at www.medicalpropertiestrust.com.

10 Proxy Statement and Notice of 2021 Annual Meeting

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit our financial statements for the year ending December 31, 2021. PricewaterhouseCoopers LLP served as our independent registered public accounting firm during the year that ended December 31, 2020.

Proxy Statement and Notice of 2021 Annual Meeting 11

Proposal 2: Ratification of Independent Registered Public Accounting Firm

Independent Auditor

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as the independent auditor to perform the audit of our consolidated financial statements for the year ending December 31, 2021. PwC, an independent registered public accounting firm, also performed the audit of our consolidated financial statements for 2020 and 2019. The Board has approved the appointment of PwC as the Company’s independent registered public accounting firm for 2021 based on the recommendation of the Audit Committee.

Representatives of PwC are expected to participate in the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from our stockholders.

The Audit Committee is directly responsible for the appointment, compensation, and oversight of our independent auditor. In addition to retaining the independent auditor to audit our consolidated financial statements, the Audit Committee may retain the independent auditor to provide other auditing services. The Audit Committee understands the need for our independent auditor to maintain objectivity and independence in its audits of our financial statements.

To help ensure the independence of the independent auditor, the Audit Committee has adopted a policy that all audit and non-audit services to be performed by its independent auditor must be approved in advance by the Audit Committee. The Audit Committee approved all services provided to us by PwC during the 2020 and 2019 calendar years.

The table below sets forth the aggregate fees billed by PwC for audit and non-audit services:

Fees	2020	2019

Audit Fees	$1,110,000	$1,232,000

Audit-Related Fees	-	-

Tax Fees	-	-

All Other Fees	-	-

Total	$1,110,000	$1,232,000

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit of a company’s financial statements included in the annual report on Form 10-K, for the review of a company’s financial statements included in the quarterly reports on Form 10-Q, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of a company’s financial statements; “tax fees” are fees for tax compliance, tax advice, and tax planning; and “all other fees” are fees for any services not included in the first three categories.

12 Proxy Statement and Notice of 2021 Annual Meeting

Proposal 2: Ratification of Independent Registered Public Accounting Firm

Audit Committee Report

The Audit Committee is composed of three independent directors and operates under a written charter adopted by the Board, a copy of which is available on our website. The Board has determined that each committee member is independent within the meaning of the NYSE listing standards.

Management is responsible for the Company’s accounting and financial reporting processes, including its internal control over financial reporting, and for preparing the Company’s consolidated financial statements. PwC, the Company’s independent auditor, is responsible for performing an audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and for expressing an opinion as to whether the Company’s consolidated financial statements are fairly presented in all material respects in conformity with generally accepted accounting principles in the United States of America (“GAAP”). In this context, the responsibility of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s consolidated financial statements.

In the performance of its oversight function, the Audit Committee reviewed and discussed with management and PwC the Company’s audited consolidated financial statements as of and for the year ended December 31, 2020. Management and PwC represented to the Audit Committee that the Company’s audited consolidated financial statements as of and for the year ended December 31, 2020, were prepared in accordance with GAAP. The Audit Committee also discussed with PwC the matters required to be discussed by the Statement of Auditing Standards No. 1301, as amended (“AS No. 1301”), as adopted by the PCAOB. AS No. 1301 sets forth requirements pertaining to the independent auditor’s communications with the Audit Committee regarding the conduct of the audit.

The Audit Committee received the written disclosures and the letter from PwC required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence (“Rule 3526”). Rule 3526 requires the independent auditor to provide written and oral communications prior to accepting an initial engagement conducted pursuant to the standards of the PCAOB and at least annually thereafter regarding all relationships between the auditor and the Company that, in the auditor’s professional judgment, may reasonably be thought to bear on independence, and to confirm that they are independent of the Company within the meaning of the securities acts administered by the SEC. The Audit Committee discussed with PwC any relationships that may impact their objectivity and independence and satisfied itself as to the firm’s independence.

The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and, as such, rely without independent verification on the information provided to them and on the representations made by management and PwC. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting processes or appropriate internal controls and procedures designed to assure compliance with the accounting standards and applicable laws and regulations. Furthermore, the reviews and discussions of the Audit Committee referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the Company’s audited consolidated financial statements are presented in accordance with GAAP, or that PwC is, in fact, independent.

Based on the Audit Committee’s review and the discussions described above, and subject to the limitations on its role and responsibilities described above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited financial statements as of and for the year ended December 31, 2020, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

The foregoing report is provided by the undersigned members of the Audit Committee.

G. Steven Dawson (Chairman)	D. Paul Sparks, Jr.	C. Reynolds Thompson, III

Proxy Statement and Notice of 2021 Annual Meeting 13

The Company asks that you indicate your support for our named executive officers’ compensation as described in the Compensation Discussion and Analysis (“CD&A”) and the accompanying tables and related disclosures beginning on page 23 of this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, is required pursuant to Section 14A of the Exchange Act. While the Say-on-Pay vote is advisory and therefore non-binding on the Company, the Board or the Compensation Committee, it gives our stockholders the opportunity to express their views on our named executive officers’ compensation. Our Board and Compensation Committee members take the views of our stockholders seriously and take these views into consideration when making executive compensation decisions. This vote is not intended to address any specific item of compensation but rather the overall compensation of our executive officers and the policies and practices described in this Proxy Statement. We conduct an annual, non-binding Say-on-Pay vote consistent with the recommendation of a majority of our stockholders expressed by vote at our 2017 annual meeting of stockholders.

The Board and the Compensation Committee will review the voting results of this advisory Say-on-Pay vote and take them into consideration when structuring future executive compensation arrangements. The affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the 2021 Annual Meeting of Stockholders and entitled to vote on the proposal will be required for approval.

As we describe in further detail in the CD&A, we believe that the experience, abilities and commitment of our executive officers are unique in the business of investing in hospital real estate, and are therefore critical to the long-term achievement of our investment goals. Accordingly, the primary objectives of our executive compensation program are to retain our key leaders, attract future leaders and align our executives’ long-term interest with the interests of our stockholders. The Board encourages you to carefully review the information regarding our executive compensation program contained in this Proxy Statement.

14 Proxy Statement and Notice of 2021 Annual Meeting

We are a global leading provider of real estate capital to hospitals, and the second-largest non-governmental owner of hospital beds in the United States. We are unique among REITs due to our exclusive focus on investing in hospital real estate. Our hospitals and our tenant operators provided high quality care to millions of patients in the United States and abroad in 2020. Domestically, this included more than 490,000 admissions, two million ER visits and 300,000 surgeries.

We are committed to making a positive difference in the communities in which we operate, and we run, and encourage our tenant operators to run, all aspects of operations with environmental and social sustainability in mind.

Environmental Sustainability

We recognize the importance of environmental stewardship and we demonstrate our commitment to sustainability through initiatives at our corporate operations, development projects and to the extent possible our triple-net or absolute-net lease properties. Materially all of our leases are triple-net or absolute-net leases, which means our tenants have ultimate responsibility for deciding when and how to implement environmentally sustainable practices at the hospitals they operate. However, we communicate regularly with our tenants regarding sustainability matters and its importance thereof.

Therefore, our environmental sustainability initiatives focus on environmental improvements to our corporate operations, environmental risk management in our development projects, and dialoging with our tenants to deliver environmental improvements across our hospital portfolio. To understand the operations of, and environmental improvements needed at, our facilities, we work closely with third-parties to conduct physical inspections of our facilities. We recognize that our operations generate waste and use energy, which results in greenhouse gas emissions, and that these actions have an impact on the environment; therefore, we are striving to reduce our impact.

Corporate Operations

Our commitment to environmental protection and sustainability is confirmed in our company-wide environmental policy which can be found on our website: https://medicalpropertiestrust.com/corporate-responsibility/. Additionally, the following highlights reflect several environmental sustainability features at our corporate headquarters:

Energy Star Rated	Over 200,000 kWh in Energy Savings in 2020	Increased Recycling Rates
corporate headquarters building in 2017 and 2018	compared to 2019, achieved through energy efficient lighting and other energy saving initiatives	through introducing recycling program across a number of waste streams

In 2019, we established a formal Environmental, Social and Governance (“ESG”) Committee responsible for driving further environmental performance improvements across all aspects of our business. To ensure that we hold management accountable when it comes to fulfilling our sustainability commitments, we have incorporated ESG performance metrics into our executive compensation program beginning in 2020.

Tenant Relationships

Key to our ability to deliver sector-leading growth are the deep, strategic relationships we establish with our tenants. Materially all of our leases are triple-net or absolute-net leases, which means our tenants have ultimate responsibility for deciding when and how to implement environmentally sustainable practices at the hospitals they operate. Our strong relationships with our tenants, and the work we do to support them and to promote environmental awareness, have led to notable environmental improvements in operations across our portfolio.

Proxy Statement and Notice of 2021 Annual Meeting 15

Corporate Responsibility

We actively engage with over 80% of our tenants regarding the environmental sustainability of their properties and operations. Initiatives include a dedicated sustainability section in our regular tenant questionnaires, specifically designed to encourage ongoing environmental performance improvement, and ongoing engagement meetings, during which sustainability initiatives are routinely discussed.

We undertake due diligence on all new and existing tenants, and evaluate environmental risks associated with all real estate investment transactions. In the event that our due diligence uncovers environmental contamination, we work with our tenants to mitigate any issues through:

◆	Prior owner or tenant remediation commitments in accordance with regulatory requirements

◆	Property submission into a voluntary compliance or clean-up program

◆	The use of environmental or other insurance policies as recommended by outside counsel and risk management firms

◆	The use of third-party firms that conduct physical inspections of our facilities to understand the operations and environmental improvements needed

SPOTLIGHT ON TENANT SUSTAINABILITY EFFORTS

The following tenants, together representing over 80% of our revenue, are making progress in reducing their carbon footprint. Through our ongoing discussions regarding sustainability efforts, we are pleased to report the following environmental improvements, provided to us by our tenants:

Steward Health Care

By investing in various building improvements throughout their hospital portfolio (ventilation, plumbing, lighting etc.), Steward has been able to achieve:

◆  Greater than 15% annual energy savings

◆  Reduced electricity demands by 52.5 gigawatt-hours, which equates to taking 8,459 cars off the road for one year and by 8.6 million therms of natural gas, which equates to the sequestration of carbon dioxide by more than 1.2 million trees

◆  Eliminated CO2 emissions by 87,140 metric tons per year, resulting in annual savings in excess of $550,000 per year

◆  Reduced air pollution resulting in fewer deaths, hospital visits, and lost days of work and school, resulting in annual savings of $447,000

In addition to the positive impact to the environment, these improvements have resulted in significant cost savings:

◆  $3.8 million in energy savings in 2020

◆  Additional $1 million savings in community health benefits annually

◆  $14.1 million in accumulated savings to date – sufficient to purchase 28 MRI Imaging machines

◆  $315,000 in energy cost savings per month – equivalent to revenue from 4,623 inpatient days per month

Prospect Medical Holdings

Prospect Medical has completed the following environmental improvements:

◆  Full site interior and exterior LED lighting upgrades

◆  High-efficiency air handling unit replacements or upgrades

◆  Roof replacements at certain MPT hospitals, resulting in more energy-efficient facilities

For projects completed in 2020, these environmental improvements resulted in a reduction of over 11,000 carbon metric tons, including lighting upgrades at eleven facilities that accounted for the reduction of 9,000 carbon metric tons, equating to 12.6 million kWh savings per year

MEDIAN

MEDIAN is in the process of developing and implementing a sustainability initiative, which they have named “Green MEDIAN”. Strategies of the initiative include:

◆  LED lighting conversions across the hospital portfolio, which are nearly complete after spending several years and millions of euros to make this energy saving update

◆  Implementing natural gas-powered block-type thermal power station at various facilities across their portfolio

◆  Implementing photovoltaic systems on roof tops at various facilities across their portfolio

◆  Purchasing electric transport vehicles (used for patient transport) and installing electric vehicle charging stations

◆  Development of key performance indicators for measuring reductions in energy use and greenhouse gas emissions

16 Proxy Statement and Notice of 2021 Annual Meeting

Corporate Responsibility

SPOTLIGHT ON TENANT SUSTAINABILITY EFFORTS (continued)

Ernest Health

Ernest Health has implemented or plans to implement various environmentally efficient and sustainability initiatives at the ongoing development facility in Bakersfield, California and the recently constructed facility in Elgin, South Carolina including:

◆  High efficiency LED lighting with occupancy sensors

◆  HVAC equipment designed to utilize economizer cycles to reduce energy consumption

Additionally, at the Bakersfield, California facility, Ernest has plans to implement the following:

◆  10 electric vehicle charging stations

◆  Landscaping that requires low irrigation and a 72-hour back-up water storage that will be tied in with the landscape irrigation system so that when flushing the system, the unused water is utilized for landscape irrigation

◆  Building will be solar ready, which means the design considers the necessary electrical panel space in the building and a pathway from that panel to the roof

Additionally, at the Elgin, South Carolina facility, Ernest has implemented the following to generate over $3.7 million of annual cost savings:

◆  Enhanced lighting controls, including occupancy sensors to reduce energy consumption

◆  Light color (high albedo) roofing materials that reflect sunlight instead of absorbing heat to reduce heat gain and lower cooling costs

◆  Enhanced roof and wall insulation that reduce heat gain and lower cooling costs

◆  Glazing provided with high solar heat gain coefficient (SHGC) and high insulation values reducing heat gain and lowering cooling costs

◆  Large windows to enhance daylighting and view for staff and patients

◆  Building finishes made of recycled content, wherever possible

◆  Switched to no wax floors to reduce floor maintenance costs and to cut down on floor buffing that affects indoor air quality

LifePoint Health

LifePoint has implemented a number of environmental sustainability initiatives:

◆  Expected annual energy savings of $613,000 at certain MPT hospitals from projects executed in 2020 as part of Phase One of LifePoint’s Energy Optimization Program

 The optimization program included LED lighting retrofits, retro-commissioning of HVAC systems and infrastructure upgrades

 Energy profiles for all of MPT’s LifePoint hospitals are reviewed monthly to assist in identifying opportunities to drive down energy consumption

◆  Further optimization strategies are being considered in 2021 for other of MPT’s LifePoint campuses

◆  An energy analytics tool is actively rolling out to further analyze hospital facilities. Personnel are being educated to identify local energy conservation opportunities

◆  A national waste removal and recycling vendor has been chosen to consolidate operations and find recycling opportunities in the markets. This program will help improve visibility to the waste sent offsite in order to implement local reduction strategies, where possible

Prime Healthcare Services

Prime Healthcare Services has been installing combustion-free, solid-oxide fuel cells to significantly lower energy usage including:

◆  Two fuel cell projects installed at MPT-owned California locations, expected to save more than $12 million over the length of the 20-year power purchase agreement

◆  Fuel cell projects expected to reduce carbon dioxide emissions over the life of the contracts by a total of 51 million pounds

◆  Other energy-saving projects include:

 The addition of variable frequency water chillers and hot water heaters at a number of hospitals and related economizing steps, resulting in annualized cost savings of over $398,000

 The replacement of high-pressure sodium lighting in the parking lot at Providence Medical Center in Kansas City, Missouri, with new energy-efficient LED lighting, resulting in annualized cost savings of over $96,000

Proxy Statement and Notice of 2021 Annual Meeting 17

Corporate Responsibility

SPOTLIGHT ON TENANT SUSTAINABILITY EFFORTS (continued)

Surgery Partners

Surgery Partners incorporated the following sustainability features in the development of their Idaho Falls Community Hospital:

◆  Water saving flow restrictors on sinks, showers, and toilets that save 30%-60% more water compared to fixtures in most older hospitals

◆  All air handling units, except those serving the surgery suites, are variable volume air units which save approximately 35% of the horsepower required to operate older constant volume air units. Air units for the surgery suites are equipped with an unoccupied mode that reduces energy usage as well

◆  Chillers with a low electricity vs. capacity ratio of 0.55 KW/Ton

◆  Boilers with a minimum 85% efficiency ratio, compared to 70% efficiency for boilers at most older hospitals

◆  LED lighting throughout the facility that reduces the lighting load by at least 50% over incandescent lighting

◆  Installed electronic building automation systems to allow the mechanical, electrical, and plumbing equipment to operate effectively and efficiently without intervention from the engineering staff

◆  Many of the building components for floors, walls and ceilings utilize recycled material

Circle Health

Circle Health has communicated to us the following, which indicate the initiatives Circle Health may be implementing:

◆  Reporting of Carbon Reduction Commitment under the Streamlined Energy & Carbon Reporting (SECR) scheme

◆  Reporting under the Energy Savings Opportunity Scheme

◆  Group-wide energy reduction campaign, including:

 Smart selection of energy efficient replacement equipment within the capital process

 Remote connection and optimisation of hospital Building Management Systems (BMS)

 Synchronising BMS timeclocks with hours of work

◆  Voltage Optimisation and Power Factor Correction across sites to ensure electrical supply loading is efficient

◆  Reporting on energy consumption across the company

◆  Improve the efficiency of waste management processes through monitoring and reporting

◆  Ensure that new capital investment incorporates group environmental requirements as far as possible

◆  Leak-testing of refrigerant gas systems and reporting on gas use across the estate to enable reduction of refrigerant gas impact

◆  Inspection of all oil storage equipment across the estate

◆  Working towards making an electric vehicle point charging solution available to all sites

Infracore

Infracore signed a cantonal commitment with Swiss Medical Network (“SMN”), its tenant operator, to reach 20% increase in energy management efficiency (consumption and emissions) over the next 10 years.

Additionally, Infracore has implemented various energy saving measures and commitments in all new buildings and construction projects, executed according to the state-of-the-art energy saving recommendations that included:

◆  Reduced energy use for space heating, cooling and water heating

◆  Reduced electricity use for lighting

◆  Sustainable solutions implemented such as solar panels

◆  Continuous heavy investments by SMN into the latest medical equipment in all hospitals of the group to optimize energy and water consumption

18 Proxy Statement and Notice of 2021 Annual Meeting

Corporate Responsibility

Climate Change Risk

As part of our commitment to environmental sustainability, we also consider climate change related risks to our business. Extreme weather and changes in precipitation and temperature as a result of climate change, could cause physical damage to, or a change in demand for, our properties. To mitigate these risks, we will continue to collaborate with our tenants and other relevant stakeholders to ensure we are sustainably managing our business and to minimize our impact on the environment.

MPT is committed to identifying, mitigating, and managing the risks of climate change and the related risks to our business. We recognize that our assets are increasingly vulnerable to climate related forces including: rising sea levels, drought, earthquakes, and violent storms.

In an effort to address the increasing risk of climate change to our business, we do the following:

◆   Robust enterprise risk management and strategic planning

◆   Our governance structure provides the necessary opportunities for the Board and executive leadership to exercise their oversight responsibilities with respect to strategy and risk, including the impact of climate change on our business

◆   Our risk management team is responsible for managing operational risk for our business, while our executives are responsible for enterprise risk management

◆   Portfolio diversification: An inherent strategy for mitigating climate risk is the diversified footprint of our portfolio

◆   Work with our tenants to build in resiliency considerations into asset development projects during the planning and construction process. We invest additional funds for upgrades to our properties to help mitigate the effects of climate change in the long term

◆   Commit to providing our tenants with additional funds for capital projects to improve resiliency of our properties including roof replacements, placement of storm windows and elevation of generators

◆   Monitor the environmental performance of our tenants. Tenant environmental initiatives to reduce the contribution to global carbon emissions at the properties we own include, but are not limited to, supporting the development of new renewable energy supplies, designing and constructing environmentally friendly properties that use less water and energy to operate

◆   Pay attention to local risks and hazards including identifying zones likely to experience flooding and earthquakes

◆   Place insurance for our properties at our corporate level to ensure all of our assets are properly insured

Proxy Statement and Notice of 2021 Annual Meeting 19

Corporate Responsibility

Our Communities

We provide financial and volunteer support for private and public non-profit programs aimed at improving the communities we operate in and public health. Our efforts are coordinated by our Charity and Community Support Committee.

We contributed to approximately 200 non-profit organizations in 2020

Through our charitable contributions, MPT has made a meaningful difference to our communities and the lives of many people around the world. One charity that holds a special place in our hearts is Children’s of Alabama:

CHARITY SPOTLIGHT: CHILDREN’S OF ALABAMA

About Children’s of Alabama

Since 1911, Children’s of Alabama has provided specialized medical care for ill and injured children. Ranked among the best pediatric medical centers in the nation by U.S. News & World Report, Children’s of Alabama provided care for youngsters from every county in Alabama, 42 other states and seven foreign countries last year, representing more than 677,000 outpatient visits and more than 15,000 inpatient admissions.

With more than 3.5 million square feet, it is one of the largest pediatric medical facilities in the United States. Children’s of Alabama offers inpatient and outpatient services across its Russell Campus on Birmingham’s historic Southside with additional specialty services provided at Children’s South, Children’s on 3rd, and in Huntsville and Montgomery. Primary care is provided at more than a dozen medical offices in communities across central Alabama. Children’s of Alabama is the only medical center in Alabama dedicated solely to the care and treatment of children. It is a private, not-for-profit medical center that serves as the primary site of the University of Alabama at Birmingham (UAB) pediatric medicine, surgery, psychiatry, research and residency programs.

MPT’s Involvement with Children’s of Alabama

Beginning in 2010 with a small contribution to Children’s of Alabama essential Pastoral Care program, MPT’s philanthropic engagement with the hospital has spurred multiple strategic investments across the hospital’s entire platform of care. Highlighted by significant gifts towards capital campaigns for transformative new facilities, the life-saving critical care transport program, and most prominently, the hospital’s pediatric cancer program, MPT is now the 5th largest donor in Children’s of Alabama’s 110-year history.

MPT’s unique perspectives on the challenges faced by hospitals every day have helped amplify the impact of its gifts on the hospital’s mission. While MPT’s long-time support of the hospital’s pediatric cancer center advances improved cancer outcomes, our latest gift to Children’s of Alabama is underwriting the ground-breaking effort to sequence the genome of pediatric patients with undiagnosed / rare diseases. MPT is providing funds to Children’s of Alabama, and hope for children and their families.

20 Proxy Statement and Notice of 2021 Annual Meeting

Corporate Responsibility

Human Capital Management

To support the tremendous growth of our Company, we have grown our team with the addition of nearly 30 new employees in 2020. Today, we are a team of approximately 120 professionals, and we are committed to providing a challenging and dynamic work environment and to supporting professional and personal growth and development needs.

◆   Our commitment to protecting the rights of our employees, and to keeping them safe, is confirmed in our Company-wide human rights policy and health and safety policy, which both can be found on our website: https://medicalpropertiestrust.com/corporate-responsibility/

◆   All employees are also required to adhere to the highest ethical standards, including those confirmed in our Company-wide anti-bribery and corruption policy which can be found on our website:
https://medicalpropertiestrust.com/corporate-responsibility/

◆   We are committed to a diverse and inclusive workforce, steadily increasing the diversity of our workforce with an added commitment to support female leaders and working parents

Competitive Employee Benefits

Top-of-the-line insurance coverage including Health,
Secondary Health, Dental, Vision, and Life, with individual coverage at no cost to employees

401(k) Plan with employer matching

Stock awards

Monthly Fitness Allowance for employees with gym memberships and/or training programs

Reimbursement for concierge physician

Employee Assistance Program at no cost to employee

Open, collaborative workspaces

Personnel development with manager to plan trainings and conferences, including off-site corporate retreats

Additional paid time off day annually for charitable work

◆	We offer a competitive benefits package and equal employment opportunities designed to help recruit and retain high-quality, motivated employees, and to ensure their health and security

◆

We establish tailored professional development goals for every employee. We provide customized leadership training for employees who are moving into management roles, and we offer significant training and continuing education opportunities. We pay all expenses when employees attend continuing education courses in order to maintain their professional certifications. We also pay all expenses when employees attend seminars and workshops on topics related to their job responsibilities

◆

As part of our ongoing commitment to data privacy and security, we also conduct cybersecurity and security awareness training. This training is part of the employee onboarding process and is scheduled quarterly for our entire workforce

◆

We engage legal experts to provide training sessions on matters pertaining to (i) harassment in the workplace, (ii) Family and Medical Leave Act basics, (iii) legal issues in interviewing, (iv) promoting diversity in the workplace and (v) discrimination, disability and documentation

◆

As we have done periodically in the past, in 2021 we issued an anonymous, independent employee engagement survey covering 100% of employees, that covered topics such as Company culture, work environment, training and development and overall job satisfaction. The survey will be issued on an annual basis going forward. The results of the surveys will be presented to management and to the Board and will be used to assess potential human capital risks and identify opportunities for deeper employee engagement

◆

We are firmly committed to providing equal opportunity in all aspects of employment and absolutely forbid discrimination against any person or harassment, intimidation or hostility of any kind, including on the basis of race, religion, color, sex, sexual orientation, sexual or gender identity, age, disability, national origin, military or veteran status, or retaliation against any other characteristic or conduct that may be protected by applicable local, state or federal law. We provide regular training on anti-harassment policies

Proxy Statement and Notice of 2021 Annual Meeting 21

Corporate Responsibility

◆	Our commitment to a diverse and inclusive workplace is demonstrated by the following:

For more information regarding our sustainability commitments, please go to the Responsibility section of our website: https://medicalpropertiestrust.com/corporate-responsibility/

22 Proxy Statement and Notice of 2021 Annual Meeting

Executive Summary

Our Unique Business Model

Medical Properties Trust is a multi-faceted global organization that acquires and develops healthcare facilities and leases the facilities to healthcare operating companies under long-term net leases. Our diversified geographic footprint spans nine countries and 33 states in the U.S. We are at the forefront of our industry as the global leader in hospital real estate finance, providing crucial financing to our hospital operators, unlocking significant value to fund critical growth in a vital industry. This sets us apart from most equity REITs, both in the healthcare and broader REIT sectors, and in order to successfully execute our strategy and effectively manage our complex operations, our executives require expertise both within the real estate industry and the medical industry. Furthermore, our global operations add a unique layer of complexity that requires specialized knowledge and understanding of distinct international markets to successfully execute transactions and operations around the world.

2020 Performance Highlights

Despite the unforeseen challenges presented in 2020 due to the COVID-19 pandemic, we continued to outperform on key financial metrics, executed our strategic value-added growth initiatives and collected primarily all of the rent and interest owed to us, while also delivering market-leading returns:

Financial Performance

◆

Sustained growth prior to and during the pandemic as a result of the successful execution of the MPT strategy and strong positioning of our portfolio over the past several years, including the following achievements:

Closed Acquisitions	Strong Earnings Growth		Sustainable Future
$3.6 Billion in 2020	15%	49%	15.5 Years
Adding up to over $8 Billion since the beginning of 2019	Year-over-year growth in net income in 2020	Year-over-year growth in Normalized FFO(1) in 2020	Weighted-Average Lease and Loan Maturity

◆	30% compound annual growth in total pro forma gross assets since IPO(2)

◆	Expanded our global reach, with the seamless entry into the South American market for the first time, with our international assets now representing over 40% of our global portfolio

◆	Continued to improve tenant diversification with no single property representing more than 2.8% of our overall portfolio*

* based on total pro forma gross assets (2)

(1)	Refer to Appendix A for our definition of FFO and normalized FFO and a reconciliation of net income to FFO and normalized FFO
(2)

Refer to Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2020 for our definition of total pro forma gross assets and a discussion of non-GAAP financial measures and GAAP reconciliation

Proxy Statement and Notice of 2021 Annual Meeting 23

Compensation Discussion and Analysis

Total Stockholder Return Performance

◆	Since our IPO we have generated over $6.9 billion in stockholder value creation, with nearly $4 billion in value created since January 1, 2019 alone

◆	Our TSR performance is market-leading, outperforming the broader REIT indices and above the 90th percentile of performance among Healthcare REITs on a weighted basis

Cumulative 5-Year TSR Growth

(value of $100 invested in 2015)

◆	We have provided consistent value creation on an absolute and relative basis to our stockholders as demonstrated below:

	1-Year TSR	3-Year TSR	5-Year TSR	Since-IPO TSR

Medical Properties Trust	9%	89%	161%	566%

SNL U.S. REIT Healthcare	(6%)	21%	30%	292%

SNL U.S. REIT Equity	(5%)	16%	37%	202%

◆	Steady dividend growth with 8 consecutive years of dividend increases that has continued in 2021 with an additional 3.7% increase in our first quarter dividend

Dividend per Share Growth

3.8% CAGR

24 Proxy Statement and Notice of 2021 Annual Meeting

Compensation Discussion and Analysis

Stockholder Engagement

History of strong approval of Say-on-Pay votes. Over 95% of the shares present and entitled to vote at our 2020 Annual Meeting were cast in favor of the 2020 Say-on-Pay proposal. Average Say-on-Pay support over the past five years is approximately 95%, with over 92% support in each year, exceeding overall support in the REIT industry.

Proactive engagement and transparency. Our history of Say-on-Pay results is indicative of our stockholders’ support and approval of our executive compensation program design. To affirm the positive support and feedback we received in 2020, we maintained the core elements of our compensation program but continued to make enhancements to further align our compensation program with the interests of our stockholders.

MPW 95.0% All REITs 90.2% 5-Year Average SoP Support	MPW 95.4% All REITs 90.3% 2020 SoP Support

We actively engage with our stockholders in person and telephonically, to ensure that they are fully informed about our executive compensation policies. In the past three years, we have held discussions regarding our compensation program with stockholders representing over 60% of our shares outstanding.

Review:   Review results from the Annual Meeting to inform the framework of our annual compensation review process

Analyze:  Monitor market trends and review compensation policy based on governance trends and stockholder feedback (e.g., benchmarking levels and structural considerations)

Engage:   Engage with stockholders regarding the core structure and elements of our executive compensation

Implement:  Implement and adjust compensation program based on feedback from stockholders and current market and governance standards

File:    Publish annual proxy statement and prepare for Annual Meeting of stockholders

What We Heard

Over the past several years, stockholder feedback on our executive compensation program has included the following key themes:

Transparency	Our stockholders have continuously emphasized the importance of pay transparency on compensation program design and related decisions. We have provided enhanced disclosure on each element of our compensation program and a clear rationale to support our decisions, particularly as it relates to our incentive compensation awards. We received positive feedback from our stockholders on our transparency, and we continue to emphasize its importance.

Pay-for-Performance	Our stockholders have indicated a strong preference for performance-based incentives that are tied to rigorous short-term and long-term performance goals. The overwhelming majority of our NEOs’ compensation is tied to formulaic incentives.

Pay Alignment	It is important for our compensation program to be tied to our business strategy and aligned with stockholders’ interests. Our compensation program directly supports our strategic business plan that includes executing accretive acquisitions supported by strategic financing and strong balance sheet management that translates into significant value creation for our stockholders.

In 2020, the feedback on our executive compensation program from our stockholder engagement efforts was positive and was reflected in the overwhelming support for our Say-on-Pay proposal. Based on this feedback, we kept the overall structure of the compensation program largely unchanged with the exception of minor enhancements to further strengthen alignment with our stockholders as further described below in our “Evolving compensation program”.

Proxy Statement and Notice of 2021 Annual Meeting 25

Compensation Discussion and Analysis

Evolving compensation program. For 2020, we made a number of enhancements but maintained the overall structure of our program given the strong levels of support we received from our stockholders:

2020

›  Increased the portion of equity that is subject to performance-based vesting based on operational performance metrics to two-thirds of the targeted value of the annual equity awards

›  Incorporated an absolute TSR modifier (in addition to the existing relative TSR modifier) to ensure that our executives would not be significantly rewarded during periods of low or no growth (payouts reduced up to 25% if TSR is below 3% per annum)

›  Refined our peer group identification methodology to include only REITs with a focus on strategic peers that better reflect the uniqueness of our business, growth initiatives and global operations

›  Diversified our Board with one additional female director who is also Latina and a native of Costa Rica (female directors now represent 25% of the Board and minority directors now represent 13% of the Board)

›  Incorporated ESG performance goals in the annual cash bonus program to reinforce our commitment to ESG initiatives

2019

›  Restructured performance-based shares to balance both short-term and long-term total return goals and tying a significant portion of equity compensation to operational performance metrics that are key to driving long-term stockholder value

›  Reduced the discretionary portion of annual cash incentives from 35% to 20%

›  Established a formal ESG Committee

›  Implemented Company-wide environmental initiatives and actively engaged with our tenants and developers on ESG-related matters

2018 & prior

›  Established rigorous and objectively measured performance goals tied to the business goals and growth of the Company. Streamlined annual cash incentive measures and clarified rationale for metrics, including the benefit to stockholders

›  Adopted anti-hedging and anti-pledging policies for NEOs, directors and employees

›  Implemented a clawback policy that applies to both cash and equity compensation

›  Established executive stock ownership guidelines, including a minimum of 6x base salary for the CEO

›  Committed to eliminate multi-year evergreen, single-trigger change of control and excise tax gross-up provisions from future employment agreements (no such provisions have been included in Company contracts since 2003)

26 Proxy Statement and Notice of 2021 Annual Meeting

Compensation Discussion and Analysis

Compensation Philosophy, Design and Process

Our executive compensation program is designed to attract and retain high caliber executives capable of managing our unique business model with expertise in real estate, healthcare, international and financing operations. The foundation of our program was designed to motivate and reward executives to execute on our business strategy tied to rigorous and industry-leading performance goals that ultimately result in significant value created for our stockholders. In the years following, we have made several enhancements but maintained the core elements of our program. The effectiveness of our executive compensation program is illustrated by the achievement of record performance far surpassing our peers by any standard, including the following achievements since 2018:

◆	3-year TSR of 89% outperforming the healthcare and broader REIT industries by 68% and 73%, respectively

◆	Accretive acquisitions of over $8 billion

◆	Net income growth of 49% and normalized FFO(1) growth of 75%

Additionally, we believe that our current executive compensation program represents a balanced and strategically aligned pay-for-performance program as demonstrated by the following:

◆

Approximately 70% of our CEO’s compensation is variable and at-risk, tied directly to the achievement of operational and financial performance, because we value the clarity of formulas that tie compensation to stockholder returns in the long-term

◆

The variable components of our compensation program specifically include rigorous performance goals meant to motivate management to execute our business plan tied to accretive growth, strategic financing and raising efficient capital. In our annual cash bonus program, our normalized FFO per share growth target represents a 15% increase over 2019 levels. In our long-term program, our EBITDA growth target represents an approximate 6% CAGR over our 2019 goals

◆

The majority of our equity awards (approximately two-thirds for all NEOs) are at-risk performance-based stock awards earned based on the achievement of operational goals and subject to adjustment based on both absolute and relative TSR, with the remainder granted in time-based stock awards that are subject to the same stock price fluctuations as our stockholders. This approach reflects our understanding that our investors value equity-based compensation to align our executives’ interests with those of our stockholders

◆

Less than 10% of our CEO’s compensation is guaranteed in the form of base salary, which plays a recruiting and retention role, because we can neither wait for the long-term to arrive before compensating our people nor incentivize a risky swing-for-the-fences strategy

(1)	Refer to Appendix A for our definition of FFO and normalized FFO and a reconciliation of net income to FFO and normalized FFO

Proxy Statement and Notice of 2021 Annual Meeting 27

Compensation Discussion and Analysis

Our Executive Compensation Process

Compensation Committee	Compensation Consultant	Management
Provides independent oversight and final approval with respect to executive compensation matters	Provides guidance to the Compensation Committee on compensation matters including benchmarking for pay levels, pay practices and governance trends	Provides additional information as requested by the Compensation Committee

Assesses corporate and individual performance as it relates to actual compensation for our NEOs	Assists with peer group selection and analysis	CEO provides input on individual performance for other NEOs and achievements relating to strategic non-financial business goals

Administers our equity incentive programs, including reviewing and approving equity grants to our NEOs	Reviews and advises on recommendations, plan design and measures

Role of the Compensation Committee

Pursuant to its charter, the Compensation Committee is responsible for designing our executive compensation plans, establishing compensation levels, and measuring the performance of our NEOs. The Compensation Committee, which consists of three independent directors, is responsible for the review and approval of all aspects of our executive compensation program. Among other duties, the Compensation Committee is responsible for the following:

•	Reviewing and approving, on an annual basis, the corporate incentive goals and objectives relevant to the annual cash bonus plan and performance-based shares

•	Evaluating the performance of our executive officers in light of these goals and objectives

•	Evaluating the competitiveness of each executive officer’s total compensation package relative to what other publicly traded and private equity-backed real estate investors may offer

•

Approving any changes to each of our executive’s total compensation package, including, but not limited to, base salary, annual and long-term incentive award opportunities and payouts, and retention programs

In order to assist the Compensation Committee to design, establish and monitor our executive compensation plans, the Compensation Committee has engaged an independent executive compensation consultant, as described below.

Peer Group Data

We use peer group data to ensure that our compensation program remains both appropriate and competitive in relation to those companies with whom we most directly compete for talent and business opportunities, among other things. Constructing an appropriate peer group requires various considerations as no singular company or industry fully captures the scope of our operations. In particular, the complexities faced by our Company as a result of our global operations and the expertise required of our executives given our specialized assets presents a unique challenge in developing an appropriate peer group.

On an annual basis, we review our peer group to ensure the overall composite reflects an appropriate competitor set. Accordingly, we reviewed our peer group based on the following criteria:

◆	Size: REITs within an appropriate size range relative to our Company (i.e., approximately 0.4x to 2.5x, which is consistent with Institutional Shareholder Service’s (“ISS”) size selection criteria)

◆	Global: Companies with a global presence that reflect the same complexities faced by our global operations and challenges associated with entering new geographic markets

28 Proxy Statement and Notice of 2021 Annual Meeting

Compensation Discussion and Analysis

◆	Healthcare Expertise: REITs that primarily invest in medical properties and/or healthcare assets whose executives require expertise in the healthcare/medical sector

◆	Specialized REITs: REITs with specialized assets that require executives to have knowledge of the underlying assets

◆	Net Lease REITs: REITs with a significant portion of properties leased on a triple-net basis

The Company carefully selected the peer group to include the most similar competitors based on size and asset holdings to provide meaningful and appropriate comparisons of our compensation structure relative to our peers. This included reassessing the appropriateness of non-REIT healthcare companies in our peer group. As we continue to scale our operations and focus on non-organic portfolio growth through accretive acquisitions and developments, the inclusion of healthcare companies whose operations are not directly comparable nor as complex has become less appropriate for the purpose of assessing our compensation program. Accordingly, we removed healthcare companies from our 2020 peer group while emphasizing the inclusion of REITs with a similar focus on portfolio growth and development.

Based on the approved peer group for 2020, Medical Properties Trust approximates the 70th percentile based on total capitalization and includes the following companies (ranked by total capitalization):

Company(1)	Total Capitalization(2)	Industry	Size	Global	Healthcare Expertise	Specialized REIT	Net Lease REIT

SBA Communications Corporation (REIT)	$45,930	Specialty REIT	◆	◆		◆

Alexandria Real Estate Equities, Inc.	$33,832	Office REIT	◆	◆		◆	◆

Boston Properties, Inc.	$31,657	Office REIT	◆			◆

Ventas, Inc.	$31,021	Health Care REIT	◆	◆	◆

Healthpeak Properties, Inc.	$23,495	Health Care REIT	◆	◆	◆

Medical Properties Trust	$19,879	Health Care REIT	◆	◆	◆	◆	◆

Iron Mountain Incorporated	$19,625	Specialty REIT	◆	◆		◆

Vornado Realty Trust	$16,991	Office REIT	◆			◆

Gaming and Leisure Properties, Inc.	$15,683	Casino REIT	◆			◆	◆

Omega Healthcare Investors, Inc.	$13,642	Health Care REIT	◆	◆	◆		◆

CyrusOne Inc.	$12,280	Specialty REIT	◆	◆		◆

SL Green Realty Corp.	$11,159	Office REIT	◆			◆

Kilroy Realty Corporation	$10,949	Office REIT	◆			◆

Douglas Emmett, Inc.	$10,686	Office REIT	◆			◆

Healthcare Trust of America, Inc.	$9,345	Health Care REIT	◆		◆		◆

Hudson Pacific Properties, Inc.	$7,972	Office REIT	◆			◆

QTS Realty Trust, Inc.	$6,541	Specialty REIT	◆	◆		◆

(1)

Based on the selection criteria above, United Healthcare Services, Inc., Encompass Health Corporation and EPR Properties were removed from the peer group and Boston Properties, Inc., SBA Communications Corporation (REIT), Hudson Pacific Properties, Inc. and QTS Realty Trust, Inc. were added to the peer group

(2)	All financial data in $ millions per S&P Global Market Intelligence as of December 31, 2020

How We Use Peer Group Data

During 2020, the Compensation Committee utilized peer group compensation data to understand the Company’s pay levels and structure as compared to the market. Although the Compensation Committee does not adhere to a specific formula nor does it target a certain percentile of compensation, we believe it is important to understand the competitive landscape to effectively assess each NEO’s total compensation opportunity, pay mix and overall governance and market trends. We strive to ensure that our compensation program and opportunities remain equitable and competitive, while also considering factors such as size, scope of operations and our relative performance, as appropriate.

Proxy Statement and Notice of 2021 Annual Meeting 29

Compensation Discussion and Analysis

Role of the Compensation Consultant

In 2020, the Compensation Committee retained Gressle & McGinley, LLC, a nationally recognized compensation consulting firm (the “Compensation Consultant” or “Gressle & McGinley”). The Compensation Consultant was engaged by and reports directly to the Compensation Committee. Upon the request of the Compensation Committee, a representative of Gressle & McGinley attended meetings of the Compensation Committee and communicated with the Chairman of the Compensation Committee between meetings; however, the Compensation Committee makes all decisions regarding the compensation of our executive officers.

The Compensation Consultant provides various executive compensation services to the Compensation Committee. Generally, these services include, among others, (i) advising the Compensation Committee on the principal aspects of our executive compensation program and director compensation program and evolving industry practices; (ii) presenting information to assist the Compensation Committee in determining the appropriate peer group to be used to evaluate the competitiveness of our compensation program; (iii) providing market information and analysis regarding the competitiveness of our program design and our award values in relationship to our performance; and (iv) preparing recommendations based on the Company’s performance, current market trends and corporate governance matters. The Compensation Committee recognizes that it is essential to receive objective advice from its outside compensation consultant. The Compensation Committee has determined, based on a review of relevant factors, that Gressle & McGinley is independent and that their work has not raised any conflict of interests. The Compensation Committee also closely examines the safeguards and steps that Gressle & McGinley takes to ensure that its executive compensation consulting services are objective.

Other than advising the Compensation Committee as described above, Gressle & McGinley did not provide any other services to the Company in 2020.

Role of the Chief Executive Officer

Although executive compensation determinations are ultimately made by the Compensation Committee, the CEO provides additional information to assist the Committee in evaluating and determining executive compensation and provides input on each executive officer’s performance, other than his own.

30 Proxy Statement and Notice of 2021 Annual Meeting

Compensation Discussion and Analysis

Compensation Program Features

The following chart provides an overview of the components of our 2020 executive compensation program, including the objective of each component and how it ties to our overall compensation philosophy, which can be summarized in the following key categories:

Retention	Provide Competitive Pay Opportunities
Motivate Execution of Business Strategy	Balance Short-Term and Long-Term Performance
Alignment with Stockholders	Drive Performance Through Rigorous Performance Goals

Element	Description	Objective	Pay Philosophy Element

Base Salary	Based on duties, experience and internal pay equity	Provides a fixed level of cash compensation to attract and retain talented executives

Annual Cash Bonus	50% Normalized FFO per Share

Aligns our executives with near-term financial goals and strategic priorities, which for 2020 included FFO growth and managing leverage with a focus on lowering our financing costs in a low interest rate environment

20% EBITDA/Interest Expense
10% ESG Initiatives

For 2020 as we continue to emphasize the importance of ESG for both internal and external stakeholders, we have included the achievement of ESG initiatives in our annual cash bonus program as standalone assessment criteria

	20% Qualitative Performance	Given that the majority of our compensation is based on pre-established metrics and goals, allows for a subjective assessment of performance on a more holistic basis and considers factors that may not be quantifiable

Time-Based Shares	Vests ratably over 3 years	Promotes retention and aligns executives with stockholders

Performance-Based Shares	30% FFO per Share Growth	Reward executives for meaningful FFO per share growth in both the short- and long-term. Achievement of these goals require significant accretive growth on an annual and cumulative basis
	40% EBITDA	Ensures that executives are focused on profitability and stockholder value creation through sector-leading EBITDA growth in both the short-term and long-term periods
30% Acquisitions

Motivates our executives to execute our growth strategy that involves making accretive acquisitions to achieve portfolio growth that would not be achieved through a simpler organic growth model focused only on leasing spreads

	Absolute and Relative TSR Modifier	Adjusts payouts to align with long-term stockholder returns on both an absolute and relative basis

Proxy Statement and Notice of 2021 Annual Meeting 31

Compensation Discussion and Analysis

Elements of Pay

Base Pay

Base pay represents fixed cash compensation intended to attract and retain talent and is generally determined based on a review of individual experience, performance, internal pay equity considerations and peer group base pay levels. Although base pay levels are only adjusted periodically, the Compensation Committee reviews levels annually.

The following chart sets forth 2020 base salaries for our NEOs, which remained unchanged from 2019 amounts other than for our CFO whose base salary was increased in recognition of his significant contribution towards our considerable growth in the past several years and the fact that his base salary was below the median relative to our peer group.

Named Executive Officer	2020 Base Salary ($)

Edward K. Aldag, Jr.	$1,000,000

R. Steven Hamner	675,000

Emmett E. McLean	550,000

For 2021, base salaries will remain flat for our NEOs.

Annual Cash Bonus Plan

Annual Cash Bonus Opportunities

During 2020, our NEOs were eligible to receive an annual cash incentive bonus subject to the achievement of specific pre-determined performance goals. Each NEO’s cash bonus is based on a threshold, target, and maximum amount that is expressed as a percentage of base salary. For 2020, cash bonus opportunities for our NEOs as a percent of base salary were as follows:

Named Executive Officer	Threshold	Target	Maximum

Edward K. Aldag, Jr.	100%	200%	300%

R. Steven Hamner	100%	150%	225%

Emmett E. McLean	50%	100%	175%

We make periodic adjustments to pay opportunities, which were last adjusted in 2018. While setting the plan for 2020, the Company evaluated its performance through the end of 2019, when MPT had nearly doubled in size in the prior two years and as a result, the Compensation Committee carefully examined our NEOs’ compensation relative to the peer group and based on our analysis, the balance of cash compensation in our pay mix was considerably lower than our peers accounting for less than 20% of total target compensation as compared to nearly 25% even at the lower end of our peer group. In an effort to bring more balance to our compensation pay mix with minimal increases to base salaries, the Compensation Committee increased cash bonus opportunities for the CEO and CFO to be more commensurate with our peer group. Even taking into account these changes, the cash portion of our compensation pay mix continues to be at the lower end relative to our peers. For 2021, annual cash bonus opportunities will remain unchanged.

32 Proxy Statement and Notice of 2021 Annual Meeting

Compensation Discussion and Analysis

Annual Cash Bonus Plan Metrics

The cash bonus plan metrics are reviewed annually by the Compensation Committee to ensure continued alignment with our strategic goals for the upcoming year. Our annual cash bonus plan was approved in early 2020 based on metrics and goals aligned with our projected growth prior to the onset of the pandemic based on our publicly disclosed guidance. These goals are critical to our long-term success and are designed to be challenging and rigorous to ensure that we remain focused on differentiated growth and our overall business strategy. As an example, our 2020 target normalized FFO growth goal represented a 15% increase over our 2019 results as compared to the projected 3.8% median growth among equity REITs.

Furthermore, while a significant number of REITs suspended guidance and modified their cash bonus plans for 2020, we maintained our formulaic plan as initially approved in early 2020 with no downward adjustments to performance goals or increase in discretion, affirming our dedication to strong pay-for-performance. Nevertheless, we ultimately outperformed on each measure, meeting or surpassing the stretch goals.

The 2020 cash bonus plan metrics are set forth in the following chart:

Performance Metric	Weighting	Threshold	Target	Maximum	2020 Results
Normalized FFO Per Share Encourages focus on profitability as measured by the most frequently used REIT earnings measurement on a per share basis; mitigates the risk of non-profitable acquisitions or other low-quality growth.	50%	$1.44	$1.50	$1.56	> $1.56*

Target normalized FFO per share represents a 15% increase over 2019 amounts, which represents a challenging goal, considerably higher than projected median FFO growth of 3.8% among equity REITs. The Company was able to achieve maximum results through continued but prudent growth as well as maintaining close to 100% rent collections during 2020 despite COVID-19.

EBITDA/Interest Expense Ratio Motivates management to maintain financial health and a low cost of capital	20%	3.5x	3.7x	3.9x	4.1x

New financial measure for 2020 that replaced leverage to motivate management to maintain appropriate debt levels while also managing the cost of capital as the Company seeks to refinance certain higher interest unsecured debt. The 3.7x target ratio was established based on our historical strategies and debt levels as publicly disclosed during recent years. We met the maximum coverage ratio goal by growing earnings and maintaining a low cost of capital.

Environmental, Social and Corporate Governance Encourages management to prioritize and execute on annual ESG initiatives	10%	Compensation Committee’s Assessment			Achieved

ESG accomplishments include (i) engaging with a majority of our tenants on sustainability efforts, (ii) implementing Company-wide policies on human rights, anti-corruption and climate change, (iii) supported approximately 200 charities, (iv) improved diversity in the boardroom, and (iv) 20% improvement in ISS ESG score.

Qualitative Performance Review Represents indicators of the executive’s success in fulfilling his responsibilities to the Company and in executing its strategic business plan.	20%	Compensation Committee’s Discretion			See Below

See below for additional detail on the Compensation Committee’s review of qualitative performance.

* As adjusted for normalized transactions

Proxy Statement and Notice of 2021 Annual Meeting 33

Compensation Discussion and Analysis

How We Determined Qualitative Performance

The Compensation Committee assessed qualitative performance of the Company and of each NEO, which accounts for only 20% of the overall bonus. Our NEOs’ performance is most directly tied to the Company’s overall financial and operational accomplishments and accordingly, the Committee assessed the qualitative component based on the following key considerations:

Continued TSR outperformance, outpacing the overall healthcare REIT industry by 15% over the 1-year period and 68% over the 3-year period

Despite the challenges posed by the pandemic, continued to successfully execute on our strategic plan with $3.6 billion in closed transactions in 2020

Entered the South American market for the first time, further expanding our global footprint and affirming our management team’s ability to seamlessly navigate international markets with limited integration disruptions and a timely execution

Consecutive years of market-leading operational and stock performance including double-digit growth in net income of 15% and growth in normalized FFO(1) of 49% in 2020

Exceeded our rigorous performance targets in all categories

Seamlessly transitioned to work from home environment and prioritized employee safety during the pandemic

Continued focus on tenant diversification with our largest tenant now only representing 22% of our portfolio(2)

Collected almost 100% of contractual rents through COVID-19

Based on the above and the 2020 performance highlights previously discussed under “2020 Performance Highlights”, the Compensation Committee determined that the qualitative component of the 2020 cash bonus program was earned at the maximum, with overall cash bonus amounts as follows:

Named Executive Officer	2020 Earned Bonus ($)

Edward K. Aldag, Jr.	3,000,000

R. Steven Hamner	1,518,750

Emmett E. McLean	962,500

(1)	Refer to Appendix A for our definition of FFO and normalized FFO and a reconciliation of net income to FFO and normalized FFO

(2)

Based on total pro forma gross assets; Refer to Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2020 for our definition of total pro forma gross assets and a discussion of non-GAAP financial measures and GAAP reconciliation

34 Proxy Statement and Notice of 2021 Annual Meeting

Compensation Discussion and Analysis

2020 Annual Equity Awards

We use a balanced approach to equity compensation and grant a combination of both time-based shares and performance-based shares, with the majority of the awards (approximately 67%) vesting contingent on performance and 100% at-risk. The time-based portion of the award is intended to promote retention, while also subjecting our executives to the same market fluctuations faced by our stockholders. In 2020, our NEOs were granted time-based shares that vest ratably over three years as follows:

Named Executive Officer	Annual Time-Based Shares (#)	Grant Date Fair Value ($)

Edward K. Aldag, Jr.	178,167	4,154,854

R. Steven Hamner	89,084	2,077,439

Emmett E. McLean	64,979	1,515,310

The performance-based shares are designed to incentivize performance in both the long-run and short-run. Awards are earned subject to the achievement of three-year goals, while also allowing a portion of the award to be earned subject to the achievement of one-year goals (maximum of 1/3 of the shares). The following chart provides the target number of performance-based shares granted to our NEOs in 2020.

Named Executive Officer	Total Number of Shares Granted (#)	Grant Date Fair Value ($)

Edward K. Aldag, Jr.	345,854	8,577,179

R. Steven Hamner	172,927	4,288,590

Emmett E. McLean	129,958	3,222,958

The 2020 performance shares can be earned based on the following goals set by the Compensation Committee, which includes both long-term and annual goals to align with our strategic business plan and our commitment to sustained growth that will ultimately drive long-term value creation. The 2020 performance metrics were selected in accordance with our strategic business plan and we continued to use EBIDTA and acquisitions goals. FFO per share growth was added to the program based on the Compensation Committee’s assessment that this metric requires significant accretive growth on an annual and cumulative basis and is a key driver to long-term value creation.

	FFO per Share Growth		EBITDA (in millions) ($)		Acquisitions (in millions) ($)

	2020	2022	2020	2022	2020	2022

Maximum (200%)	6%	18%	885	1,000	1,000	3,000

Target (100%)	4%	12%	850	940	750	2,250

Threshold (50%)	2%	6%	815	880	500	1,500

(1)

For 2020, our actual performance exceeded the maximum goals, which represents only one-third of the total shares. The remaining two-thirds of the shares are eligible to be earned at the end of the three-year performance period

Performance is measured over the three-year performance period and shares are earned based on the three-year performance goals listed above. To further strengthen alignment with our stockholders, any earned shares are subject to both an absolute and relative TSR modifier. One-half of the earned shares will be adjusted between 75% to 125% based on relative TSR performance between the 25th percentile to the 75th percentile and one-half of the earned shares will be adjusted between 75% to 125% based on absolute TSR performance between 0% and 6% per annum.

To track the milestone progress during the performance period and to incentivize the consistent execution of our strategy and business plan, up to one-third of the target award may be earned at the end of 2020 (and is only available to be earned in 2020). To ensure alignment with stockholder returns the awards are also subject to the absolute and relative TSR modifiers. The Compensation Committee believes that using one-year and three-year goals creates a balanced program that ensures that management remains focused in both the short-term and the long-term to drive consistent market-leading growth.

Proxy Statement and Notice of 2021 Annual Meeting 35

Compensation Discussion and Analysis

How We Determine Annual Equity Awards

Equity compensation is a critical component of our executive compensation program that directly aligns our NEOs’ long-term interests with our stockholders and provides additional retention for our executives. Grants were approved in February 2020 based on the following considerations:

Our consistent and significant performance achievements over both the short- and long-term periods

○	Growth in net income of 49% and growth in normalized FFO(1) of 75% over the last three years

○

Consistent TSR outperformance, significantly exceeding the SNL U.S. REIT Equity and Healthcare Indices, generating more than four times the value over a 5-year period and two to three times the value since IPO

○	$8.1 billion in accretive acquisitions and 103% growth in total pro forma gross assets(2) since January 1, 2019, which has driven nearly $4 billion in stockholder value creation

○	30% compound annual growth in total pro forma gross assets since IPO(2)

○	Eight consecutive years of dividend growth with a 3.8% compound annual growth rate

The Compensation Committee’s assessment of our NEOs’ overall compensation relative to our peer group in consideration of the fact that our size has nearly doubled in the past three years

Based on this review, our Compensation Committee made the following decisions related to grants made in February 2020:

The market value of the 2020 annual equity awards should generally remain consistent with aggregate value issued to each NEO in the prior year to maintain market competitive levels and in recognition of our continued market-leading performance.

Consistent with our pay-for-performance philosophy that includes focusing on operational and financial performance that leads to sustainable and strategic growth and motivating management to execute on strategic value-added transactions, the pay mix of the equity awards was reallocated so that a larger portion vests contingent on achievement of rigorous performance goals (reflects 67% of the market value on the date of grant).

Although the value of the award remained unchanged year-over-year, due to our significant stock price appreciation, the number of time-based and performance-based shares granted in 2020 decreased by 30% on average for our NEOs as illustrated below:

Named Executive Officer	2020 Annual Time-Based Shares Granted (#)	2020 Target Performance-Based Shares Granted (#)	2020 Total Shares Granted (#)	2019 Total Shares Granted (#)

Edward K. Aldag, Jr.	178,167	345,854	524,021	733,832

R. Steven Hamner	89,084	172,927	262,011	366,916

Emmett E. McLean	64,979	129,958	194,937	300,566

(1)	Refer to Appendix A for our definition of FFO and normalized FFO and a reconciliation of net income to FFO and normalized FFO

(2)

Refer to Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2020 for our definition of total pro forma gross assets and a discussion of non-GAAP financial measures and GAAP reconciliation

Other Benefits

We maintain a 401(k) retirement savings plan and annually match 100% of the first 3% of pay contributed, plus 50% of the next 2% of pay contributed, to such plan by any employee (subject to certain tax limitations). We offer medical, dental, and vision plans, and pay the coverage cost under these plans for the NEOs and their families. Each of our NEOs has an employment agreement with us pursuant to which certain other benefits are provided to them. The material terms of each such employment agreement are set forth under “Employment Agreements with Named Executive Officers” below.

36 Proxy Statement and Notice of 2021 Annual Meeting

Compensation Discussion and Analysis

Other Aspects of Our Executive Compensation Program

Equity Ownership Guidelines

We believe that equity ownership by our directors and officers can help align their interests with our stockholders’ interests. To that end, we have adopted equity ownership guidelines applicable to our directors and to executive officers. Failure to meet the ownership levels or show sustained progress towards meeting them, may result in payment to the directors and executive officers of future compensation in the form of equity rather than cash.

With respect to our executive officers and non-employee directors, the guidelines require ownership of shares of our common stock, including vested and unvested common stock, within five years of becoming an executive officer or three years after a non-employee director initially joins the Board, with a value equal to the following multiple of base salary (or annual fee for the non-employee directors):

Title	Multiple of Base Salary / Annual Fee	Compliance with Guidelines

Chairman, Chief Executive Officer and President	6x	Yes

Executive Vice Presidents (including CFO and COO)	4x	Yes

Non-Employee Directors	3x	Yes

*

All of our non-employee directors and NEOs as of March 29, 2021 met the equity ownership guidelines, except for Ms. Mozingo, who has three years from her initial election to the Board to reach compliance.

Clawback Policy

In February 2013, the Board adopted a clawback policy applicable to our executive officers. The policy allows for the recoupment of incentive awards (including awards made under our annual cash bonus plan and long-term incentive plans) in the event the Company is required to restate its financial statements due to the material noncompliance of the Company with financial reporting requirements under the securities laws, as a result of intentional misconduct, fraud or gross negligence.

Each executive officer who is directly responsible for the intentional misconduct, fraud or gross negligence shall reimburse the Company for incentive awards made to that executive officer after January 1, 2013, that would not have been made if the restated financial measures had been reported initially.

No Hedging or Pledging

The Company maintains an internal “Insider Trading Policy” that is applicable to our executive officers and directors. Among other things, the policy prohibits any employee of the Company (including directors or executive officers) from (i) engaging in short sales of the Company’s securities and from trading in puts, calls, options or other derivative securities based on the Company’s securities, (ii) engaging in hedging or monetization transactions (which allow a stockholder to continue to own the covered securities, but without the full risks and rewards of ownership) and (iii) pledging the Company’s securities as loan collateral.

Proxy Statement and Notice of 2021 Annual Meeting 37

Compensation Discussion and Analysis

Other Practices with Regard to Equity Awards and Purchases and Sales of Shares

The Compensation Committee determines the number of shares underlying grants of restricted stock awards and the executive officers who will receive such awards. All NEOs must receive prior authorization for any purchase or sale of our common stock.

We have never granted stock options to our executive officers, and we have not granted any options since those granted to our initial directors in 2004.

Compensation Risk Assessment

During 2020, the Compensation Committee reviewed the potential risks in the Company’s compensation program to ensure that compensation methods do not incentivize our executives to make decisions that, while creating apparent short-term financial and operating success, may in the longer term result in future losses and other value depreciation.

After reviewing the analysis, the Compensation Committee concluded that the Company’s compensation policies and practices do not encourage excessive risk taking nor create any risks that would be reasonably likely to have a materially adverse effect on the Company, and it believes that the following risk oversight and compensation design features assist in guarding against excessive risk taking:

•

Review and approval of corporate objectives by the Compensation Committee to ensure that these goals are aligned with the Company’s annual operating and strategic plans, achieve the proper risk/reward balance, and do not encourage excessive risk taking

•	Base salaries consistent with each executive’s responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security

•	A significant portion of each executive’s compensation is tied to the future stock performance of the Company

•	Stock compensation and vesting periods for stock awards designed to encourage executives to focus on sustained stock price appreciation

•	A mix between cash and equity compensation designed to encourage strategies and actions that are in the long-term best interests of the Company and its stockholders

38 Proxy Statement and Notice of 2021 Annual Meeting

Compensation Discussion and Analysis

Section 162(m) Policy

Section 162(m) of the U.S. Internal Revenue Code of 1986 (the “Code”), as amended by the Tax Cuts and Jobs Act of 2017 (the “TCJA”), limits to $1 million the deduction that publicly traded corporations may take for compensation paid to “covered employees” of the corporation. Under a series of private letter rulings issued by the Internal Revenue Service (the “IRS”) prior to the enactment of the TCJA, compensation paid by an operating partnership to executive officers of a REIT that serves as its general partner was not subject to the limitation on deductibility under Section 162(m) to the extent such compensation was attributable to services rendered to the REIT’s operating partnership. In December 2020, the IRS issued final Treasury Regulations under Section 162(m) (the “Final Regulations”) that overturn the guidance in the private letter rulings and apply Section 162(m)’s $1 million deduction limit to a REIT’s distributive share of any compensation paid by the REIT’s operating partnership to certain current and former executive officers of the REIT. The guidance under the Final Regulations applies to all compensation deductible in tax years ending on or after December 20, 2020 other than compensation paid pursuant to a written binding contract in effect on December 20, 2019 that is not subsequently materially modified. This guidance under the Final Regulations represents a significant change in IRS guidance regarding the deductibility of compensation for REITs and, to the extent that compensation paid to our executive officers does not qualify for deduction under Section 162(m), a larger portion of stockholder distributions may be subject to U.S. federal income taxation as dividend income rather than return of capital.

While we continue to assess the impact of Section 162(m) of the Code and the Final Regulations on our compensation arrangements, the Board and the Compensation Committee believe that stockholder interests are best served if they retain maximum flexibility to design executive compensation programs that meet stated business objectives. For that reason, while our Board and Compensation Committee have considered the potential effects of Section 162(m) of the Code and the Final Regulations on the compensation paid to our named executive officers, the Compensation Committee’s compensation policy and practices are not directly guided by considerations relating to Section 162(m) of the Code.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis beginning on page 23 of this Proxy Statement. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

D. Paul Sparks, Jr. (Chairman)	Michael G. Stewart	C. Reynolds Thompson, III

Proxy Statement and Notice of 2021 Annual Meeting 39

Compensation Discussion and Analysis

Summary Compensation Table

The amounts in the table below are a summary of the components of compensation our NEOs received in the last three years:

Name	Year	Salary ($)	Bonus(1) ($)	Stock Awards ($)		Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation ($)		Total ($)
Edward K. Aldag, Jr.	2020	1,000,000	600,000	12,732,033	(3)	2,400,000	125,604	(4)	16,857,637
Chairman, Chief Executive	2019	1,000,000	450,000	13,904,809		1,800,000	98,627		17,253,436
Officer and President	2018	1,000,000	450,000	9,854,642		1,800,000	108,623		13,213,265
R. Steven Hamner	2020	675,000	303,750	6,366,029	(3)	1,215,000	61,643	(5)	8,621,422
Director, Executive	2019	600,000	210,000	6,952,405		840,000	61,247		8,663,652
Vice President, Chief Financial Officer	2018	600,000	210,000	4,927,321		840,000	70,359		6,647,680
Emmett E. McLean	2020	550,000	192,500	4,738,268	(3)	770,000	65,251	(6)	6,316,019
Executive Vice President,	2019	550,000	192,500	5,634,626		770,000	61,467		7,208,593
Chief Operating Officer and Secretary	2018	550,000	192,500	4,434,590		770,000	69,622		6,016,712

(1)	Reflects the cash bonus earned by our NEOs for the applicable year under the qualitative performance review metric in the annual cash bonus program.

(2)	Reflects the cash bonus earned by our NEOs for the applicable year based on the achievement of formulaic corporate goals in the annual cash bonus program.

(3)

Represents the aggregate grant date fair value of restricted stock awards, calculated in accordance with FASB ASC Topic 718. For awards subject to performance-based vesting conditions, the value reported reflects the fair value of the award at the grant date based upon the probable outcome of the performance conditions. The reported value for these performance awards was $8,577,179; $4,288,590; and $3,222,958 for Messrs. Aldag, Hamner, and McLean, respectively. The value of the award at the grant date, assuming that the highest level of performance conditions will be achieved, would be $21,442,948; $10,721,474; and $8,057,396 for Messrs. Aldag, Hamner, and McLean, respectively. See Item 7 of the Notes to Consolidated Financial Statements included in our 2020 Annual Report on Form 10-K for further information.

(4)

Represents $11,400 in company 401(k) match, $12,419 health insurance, $12,000 automobile allowance, $37,517 for the cost of tax preparation and financial planning services, $3,312 for the cost of disability insurance, and $48,956 for the cost of life insurance, as contractually required under his employment agreement executed in connection with our initial equity offering. These amounts are inclusive of $36,621 to reimburse Mr. Aldag for his tax liabilities associated with such payments.

(5)

Represents $11,400 in company 401(k) match, $12,419 health insurance, $9,000 automobile allowance, $6,300 for the cost of tax preparation and financial planning, and $22,524 for the cost of life insurance, as contractually required under his employment agreement executed in connection with our initial equity offering. These amounts are inclusive of $10,766 to reimburse Mr. Hamner for his tax liabilities associated with such payments.

(6)

Represents $11,400 in company 401(k) match, $6,713 health insurance, $9,000 automobile allowance, $13,660 for the cost of tax preparation, and $24,478 for the cost of life insurance, as contractually required under his employment agreement executed in connection with our initial equity offering. These amounts are inclusive of $16,151 to reimburse Mr. McLean for his tax liabilities associated with such payments.

40 Proxy Statement and Notice of 2021 Annual Meeting

Compensation Discussion and Analysis

Grants of Plan-Based Awards

The following table provides information about plan-based awards granted to our NEOs during 2020. For further detail regarding each of these awards, see “Compensation Discussion and Analysis—Elements of Pay.”

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)						All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)

Edward K. Aldag, Jr.	2/26/2020	800,000	1,600,000	2,400,000

	2/26/2020										178,167	(3)	4,154,854

	2/26/2020				129,695	(4)	345,854	(4)	864,635	(4)			8,577,179

R. Steven Hamner	2/26/2020	540,000	810,000	1,215,000

	2/26/2020										89,084	(3)	2,077,439

	2/26/2020				64,848	(4)	172,927	(4)	432,318	(4)			4,288,590

Emmett E. McLean	2/26/2020	220,000	440,000	770,000

	2/26/2020										64,979	(3)	1,515,310

	2/26/2020				48,734	(4)	129,958	(4)	324,895	(4)			3,222,958

(1)	Represents cash incentive compensation opportunity, which can be earned based upon the achievement of formulaic corporate goals in the annual cash bonus program.

(2)	Represents awards of performance-based restricted stock. Dividends are not paid on performance-based awards until the award is earned.

(3)

Represents the annual time-based restricted stock awards that will vest quarterly over a period of three years. The grant date fair value of the time-based restricted stock was $23.32 per share. Eligibility to receive dividends on the time-based stock awards starts on the date of grant.

(4)

Represents 2020 FFO per share growth, EBITDA and Acquisitions awards which are earned based on the Company’s achievement of specific one-year and three-year goals from January 1, 2020 to December 31, 2022. The awards are also subject to an absolute and relative TSR modifier for the respective performance periods which can increase/decrease the number of shares earned by up to 25%. The grant date fair value of these awards is $24.80 per share.

Proxy Statement and Notice of 2021 Annual Meeting 41

Compensation Discussion and Analysis

Outstanding Equity Awards as of December 31, 2020

The table below shows the outstanding equity awards held by our NEOs as of December 31, 2020. Market values are based on a price of $21.79 per share, the closing price of our common stock on December 31, 2020.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Edward K. Aldag, Jr.	–	–	–	–	–	490,848 (1)	10,695,578	1,468,601 (4)	32,000,816

R. Steven Hamner	–	–	–	–	–	246,347 (2)	5,367,901	734,299 (5)	16,000,375

Emmett E. McLean	–	–	–	–	–	186,281 (3)	4,059,063	622,351 (6)	13,561,028

(1)

163,429 shares were vested on January 1, 2021. 109,770 shares vest in equal quarterly installments from April 1, 2021 through January 1, 2022. 217,649 shares vest in equal quarterly installments from April 1, 2021 through January 1, 2023.

(2)

82,639 shares were vested on January 1, 2021. 54,881 shares vest in equal quarterly installments from April 1, 2021 through January 1, 2022. 108,827 shares vest in equal quarterly installments from April 1, 2021 through January 1, 2023.

(3)

68,853 shares were vested on January 1, 2021. 49,391 shares vest in equal quarterly installments from April 1, 2021 through January 1, 2022. 68,037 shares vest in equal quarterly installments from April 1, 2021 through January 1, 2023.

(4)

587,087 shares were earned and vested on January 1, 2021. 339,421 shares of the 2017 Absolute TSR Award*, 311,525 shares of the 2019 Performance Award* and 230,568 shares of the 2020 Performance Award† remain unearned.

(5)

293,543 shares were earned and vested on January 1, 2021. 169,710 shares of the 2017 Absolute TSR Award*, 155,762 shares of the 2019 Performance Award** and 115,284 shares of the 2020 Performance Award† remain unearned.

(6)

242,786 shares were earned and vested on January 1, 2021. 152,739 shares of the 2017 Absolute TSR Award*, 140,188 shares of the 2019 Performance Award** and 86,638 shares of the 2020 Performance Award† remain unearned.

*

2017 Absolute TSR Award can be earned as follows: 30% of the award can be earned by achieving either a TSR of 27% or greater for the period January 1, 2017 through December 31, 2019 or a TSR of 36% or greater for the period January 1, 2017 through December 31, 2020. If TSR is 45% or greater for the period ending December 31, 2021, 100% of the award or the remaining unearned shares will be earned. Any earned shares will vest on January 1 immediately following the date on which the shares are earned.

**

The 2019 Performance Award is based on the achievement of return on equity (“ROE”), EBITDA and Acquisitions goals over a three-year period with the ability to earn up to one-third of the award in 2019 based on one-year goals. Any earned shares are subject to a relative TSR modifier (based on one-year TSR for any shares earned based on one-year goals and three-year TSR for the majority of the award based on three-year goals) that can increase or decrease the award up to 25%. Up to 1/3 of the shares subject to the EBITDA award may be earned if EBITDA is $700 million for 2019 with 100% of shares earned if EBITDA is $800 million in the third year of the performance period. Up to 1/3 of the shares of the ROE award may be earned if ROE is 13% for 2019 with 100% of shares earned if ROE is 13% for the three-year performance period. Up to 1/3 of the shares of the Acquisitions award may be earned if Acquisitions is $750 million for 2019 with 100% of shares earned if Acquisitions is $2.25 billion for the three-year performance period. Any earned shares will vest on the January 1 immediately following the date on which the shares are earned.

†

The 2020 Performance Award is based on the achievement of FFO per Share Growth, EBITDA and Acquisitions goals over a three-year period with the ability to earn up to one-third of the award in 2020 based on one-year goals. Any earned shares are subject to an absolute TSR and relative TSR modifier (based on one-year TSR for any shares earned based on one-year goals and three-year TSR for the majority of the award based on three-year goals) that can increase or decrease the award up to 25%. Up to 1/3 of the shares of the EBITDA award may be earned if EBITDA is $850 million for 2020 with 100% of shares earned if EBITDA is $940 million in the third year of the performance period. Up to 1/3 of the shares of the FFO per Share Growth award may be earned if FFO per Share Growth is 4% for 2020 with 100% of shares earned if per Share Growth is 12% for the three-year performance period. Up to 1/3 of the shares of the Acquisitions award may be earned if Acquisitions is $750 million for 2020 with 100% of shares earned if Acquisitions is $2.25 billion for the three-year performance period. Any earned shares will vest on the January 1 immediately following the date on which the shares are earned.

42 Proxy Statement and Notice of 2021 Annual Meeting

Compensation Discussion and Analysis

Option Exercises and Stock Vested

The following table sets forth the aggregate number and value of shares of restricted common stock held by our NEOs that vested in 2020. The “Value Realized on Vesting” set forth below is the product of the fair market value of a share of common stock on the vesting date multiplied by the number of shares vesting. We have never issued stock options to our NEOs.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Edward K. Aldag, Jr.	–	–	1,241,464	25,411,460

R. Steven Hamner	–	–	621,671	12,725,435

Emmett E. McLean	–	–	546,495	11,215,534

Potential Payments Upon Termination or Change of Control

The following table shows potential payments and benefits that will be provided to our NEOs upon the occurrence of certain termination triggering events. The change-of-control provisions in the employment agreements are designed to align management’s interests with those of our stockholders. See the discussion below under “Employment Agreements with Named Executive Officers” for information about payments upon termination or a change of control. All equity interests included in the termination and change of control calculations represent previously granted restricted stock awards and are valued based on the closing price of our common stock on December 31, 2020, and an assumed termination of employment on December 31, 2020.

Name	Termination and Change of Control(1) ($)		Death ($)	Termination Not for Cause; By Executive for Good Reason; Permanent Disability ($)		Termination for Cause; By Executive without Good Reason ($)

Edward K. Aldag, Jr.

Cash Severance	12,323,433	(2)	62,096	12,323,433	(3)	–

Equity-Award Acceleration (1)	60,414,562		60,414,562	60,414,562

R. Steven Hamner

Cash Severance	6,713,081	(2)	37,257	5,775,581		–

Equity-Award Acceleration (1)	30,227,241		30,227,241	30,227,241

Emmett E. McLean

Cash Severance	4,658,073	(2)	20,139	4,658,073		–

Equity-Award Acceleration (1)	25,033,856		25,033,856	25,033,856

(1)

As of January 1, 2021, the amount that would accelerate upon a change of control (“CoC”) would be reduced to: $44,060,818 for Mr. Aldag, $22,030,235 for Mr. Hamner and $18,243,242 for Mr. McLean as a result of a significant number of shares that vested on January 1, 2021.

(2)

Amounts exclude tax related payments including any tax gross-ups in connection with a CoC. While the precise amount of any tax-related payments is difficult to calculate and may be mitigated based on a number of considerations, the estimated tax gross-up payments are: $31,572,915 for Mr. Aldag, $14,504,613 for Mr. Hamner and $11,552,826 for Mr. McLean as of December 31, 2020. Due to the shares vested on January 1, 2021, the estimated excise tax gross-up payments upon a CoC on January 1, 2021 would be reduced to $24,189,004 for Mr. Aldag, $10,812,664 for Mr. Hamner and $8,499,258 for Mr. McLean.

(3)	Amount excludes an estimated tax payment of $5,442,000.

Proxy Statement and Notice of 2021 Annual Meeting 43

Compensation Discussion and Analysis

Employment Agreements with Named Executive Officers

Our three founders have employment agreements that were negotiated to market standards upon our initial equity offering in 2004. Below we describe the terms of these agreements. Because certain market standards have evolved in recent years, we will not enter into any new contracts that include a multi-year evergreen term, single-trigger change of control provisions, or excise tax gross up provisions.

We have employment agreements with Edward K. Aldag, Jr., R. Steven Hamner and Emmett E. McLean. These agreements provide that each NEO agrees to devote substantially all of his business time to our operation. The employment agreement for each of the NEOs provides for an initial three-year term, which is automatically extended for successive one-year periods, unless either party gives notice of non-renewal as provided in the agreement.

The executive employment agreements provide for an annual physical at the Company’s expense, a monthly car allowance of $1,000 for Mr. Aldag and $750 for each of Messrs. Hamner and McLean. The NEOs are also reimbursed for the cost of tax preparation and financial planning services, up to $25,000 annually for Mr. Aldag and $10,000 annually for each of Messrs. Hamner and McLean. We also reimburse each executive for the income tax he incurs on the receipt of these tax preparation and financial planning services. The employment agreements also provide that Mr. Aldag will receive up to $20,000 per year in reimbursement for life insurance premiums, which amount increases annually based on the increase in the consumer price index (“CPI”) for such year, and that Messrs. Hamner and McLean will receive up to $10,000 per year in reimbursement for life insurance premiums, which amount increases annually based on the increase in the CPI for such year. We also reimburse each executive for the income tax he incurs on these life insurance premium reimbursements. The NEOs are also reimbursed for the cost of their disability insurance premiums.

The employment agreements provide that the executive officers are eligible to receive the same benefits, including medical insurance coverage and retirement plan benefits in a 401(k) plan, to the same extent as other similarly situated employees, and such other benefits as are commensurate with their position. Participation in employee benefit plans is subject to the terms of said benefit plans as in effect from time-to-time.

The employment agreements with the NEOs provide for contractual severance benefits and accelerated vesting of equity grants in the event of a change of control, which we believe are common in the REIT industry, are designed to reinforce and encourage the continued attention and dedication of our executive officers to their assigned duties without distraction or fear of job loss in the face of an actual or threatened change of control and to ensure that our management is motivated to negotiate the best merger consideration for our stockholders.

If the NEO’s employment ends for any reason, we will pay accrued salary, bonuses, and incentive payments already determined but not yet paid, and other existing obligations. If an NEO’s employment terminates as a result of his “permanent disability” (as defined in the employment agreements), we terminate an NEO’s employment for any reason other than for “cause” (as defined in the employment agreements), or if an NEO terminates his employment for “good reason” (as defined in the employment agreements), we will be obligated to pay (i) a lump sum payment of severance equal to the sum of (x) the product of three and the sum of the salary in effect at the time of termination plus the average cash bonus (or the highest cash bonus, in the case of Mr. Aldag) paid to such executive during the preceding three years, grossed up for taxes in the case of Mr. Aldag, and (y) the incentive bonus prorated for the year in which the termination occurred; (ii) the cost of the executive’s continued participation in the Company’s benefit and welfare plans (other than the 401(k) plan) for a three-year period (a five-year period in the case of Mr. Aldag) following termination; and (iii) continued reimbursement for life insurance premiums and the taxes payable on such amounts for three years following termination (or five years in the case of Mr. Aldag). Additionally, upon such termination, all stock options, if any, and restricted stock held by the executive will become fully vested, and the executive will have whatever period remains under the term of stock options in which to exercise all vested stock options. The employment agreements also provide that the NEOs and their spouses and dependents will be permitted to continue to participate in all employee benefit and welfare plans and programs of the Company other than the 401(k) plan until the earlier of age 65 or such time as the NEO obtains full-time employment with an entity not affiliated with the NEO that provides comparable benefits.

In the event of the death of any of our NEOs, in addition to the accrued salary, bonus, and incentive payments due to them, their restricted stock shall become fully vested, and their respective beneficiaries will have whatever period remains under any outstanding stock options held by the NEO to exercise such stock options. In addition, their estates would be entitled to the NEO’s prorated incentive bonus payable in a lump sum and the NEO’s spouse and each of his dependents shall be covered under the Company’s health insurance program until the earlier of age 65 or such time as the spouse or dependent obtains full-time

44 Proxy Statement and Notice of 2021 Annual Meeting

Compensation Discussion and Analysis

employment with an entity not affiliated with the NEO that provides comparable benefits. The Company shall pay for such coverage for three years (or five years in the case of Mr. Aldag) following the death of the NEO.

In the event that the employment of any of our NEOs ends as a result of a termination by us for cause or by the NEO without good reason, then in addition to the accrued salary, bonuses and incentive payments due to them, the executives would be entitled to exercise any outstanding vested stock options held by the NEO, pursuant to the terms of the grant, but all unvested stock options and restricted stock would be forfeited upon termination.

Upon a change of control, the NEOs will become fully vested in their equity awards. In addition, if the employment of any NEO is terminated by us for cause or by the executive without good reason in connection with a change of control, the executive will be entitled to receive an amount equal to the largest cash compensation paid to the executive for any 12-month period during his tenure multiplied by three.

If payments become due as a result of a change of control and the excise tax imposed by Code Section 4999 applies, the terms of the employment agreements require us to gross up the amount payable to the executive by the amount of this excise tax plus the amount of income and other taxes due as a result of the gross up payment.

For an 18-month period after termination of an executive’s employment for any reason other than (i) termination by us without cause or (ii) termination by the executive for good reason, each of the executives has agreed not to compete with us by working with or investing in, subject to certain limited exceptions, any enterprise engaged in a business substantially similar to our business as it was conducted during the period of the executive’s employment with us and not to solicit our employees.

Proxy Statement and Notice of 2021 Annual Meeting 45

Pay Ratio Disclosure

In accordance with Item 402(u) of Regulation S-K, promulgated by the Dodd-Frank Wall Street Reform Act and Consumer Protection Act of 2010, we determined the ratio of the annual total compensation of our CEO, Mr. Aldag, relative to the annual total compensation of our median employee.

For the purposes of reporting annual total compensation and the ratio of annual total compensation of the CEO to the median employee, both the CEO and the median employee’s annual total compensation were calculated consistent with the disclosure requirement under the Summary Compensation Table.

The Company’s methodology in determining our median employee is based on 2020 base salaries (annualized for employees hired mid-year or who had a leave of absence during the year) plus incentive bonus for all individuals, excluding our CEO, who were employed by us as of December 31, 2020. In accordance with Item 402(u) and instructions thereto, we included all full-time, part-time, temporary and seasonal employees.

After applying the methodology described above, our median employee compensation using the Summary Compensation Table requirements was $167,462. Our CEO’s compensation in the Summary Compensation Table was $16,857,637. Therefore, our CEO to median employee pay ratio is approximately 101:1.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Compensation Committee Interlocks and Insider Participation

During 2020, the following directors served on the Compensation Committee: Michael G. Stewart, C. Reynolds Thompson, III and D. Paul Sparks, Jr. (chair). No member of the Compensation Committee was an officer or employee of our Company, or had any relationships requiring disclosure by us under applicable SEC regulations during 2020. Mr. Stewart served as our Executive Vice President, General Counsel and Secretary from 2005 to 2010. In addition, no executive officer served during 2020 as a director or a member of the Compensation Committee of any entity that had an executive officer serving as a director or a member of the Compensation Committee of our Board.

46 Proxy Statement and Notice of 2021 Annual Meeting

Other Information

Equity Compensation Plan Information

The following table provides information as of December 31, 2020 regarding shares of common stock that may be issued under our equity compensation plans, consisting of the 2019 Equity Incentive Plan (the “2019 Plan”).

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a)) (c)

Equity compensation plans approved by security holders	–	–	8,372,581

Equity compensation plans not approved by security holders	–	–	–

Total	–	–	8,372,581

We have only issued restricted stock and not issued any options, warrants or rights under the 2019 Plan.

Compensation of Directors

In 2020, the Compensation Committee engaged Gressle & McGinley to assist it in conducting a competitive review of our non-employee director compensation program. The Compensation Committee took into consideration Gressle & McGinley’s findings and recommendations in determining the compensation structure for our non-employee directors for 2020.

As compensation for serving on our Board during 2020, each non-employee director received a cash retainer of $112,500. In addition, the Lead Independent Director received a cash retainer of $45,000; the Audit Committee chairman received a cash retainer of $32,500; the Compensation Committee chairman received a cash retainer of $27,500; and the Ethics, Nominating and Corporate Governance Committee chairman received a cash retainer of $27,500. Each non-employee director was awarded restricted stock awards of 8,242 shares, 6,206 shares and 5,241 shares in 2018, 2019 and 2020, respectively. These awards vest over three years in equal quarterly amounts. We also reimburse our directors for reasonable expenses incurred in attending Board and committee meetings. Our Compensation Committee may change the compensation of our non-employee directors at its discretion. Directors who are also officers or employees receive no additional compensation for their service as directors.

In addition, pursuant to the Director Retirement Policy adopted by the Compensation Committee in February 2017, each non-employee director receives a single lump sum payment upon retirement equal to the director’s final annual retainer divided by 12 and multiplied by the director’s years of service on the Board.

Proxy Statement and Notice of 2021 Annual Meeting 47

Other Information

The following Director Compensation Table summarizes the compensation paid to our non-employee directors for their services during 2020:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)

G. Steven Dawson	145,000	81,707	–	226,707

Elizabeth N. Pitman	112,500	81,707	–	194,207

D. Paul Sparks, Jr.	140,000	81,707	–	221,707

Michael G. Stewart	157,500	81,707	–	239,207

C. Reynolds Thompson, III	140,000	81,707	–	221,707

Caterina A. Mozingo (2)	86,250	81,707	–	167,957

(1)	Based on fair market value of our common stock on March 25, 2020 of $15.59

(2)	Ms. Mozingo joined the Board in February 2020

The following table shows outstanding equity awards held by each of our non-employee directors at December 31, 2020:

Unvested Stock (#)

G. Steven Dawson	7,195

Elizabeth N. Pitman	7,195

D. Paul Sparks, Jr.	7,195

Michael G. Stewart	7,195

C. Reynolds Thompson, III	7,195

Caterina A. Mozingo	3,930

48 Proxy Statement and Notice of 2021 Annual Meeting

Other Information

Share Ownership of Certain Beneficial Owners

The following table provides information about the beneficial ownership of our common stock as of March 29, 2021, by (i) each director of the Company, (ii) each NEO of the Company who is not a director, (iii) all directors and executive officers as a group, and (iv) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock.

The SEC defines “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or other rights (as set forth above) held by that person that are exercisable as of March 29, 2021 or will become exercisable within 60 days thereafter, are deemed outstanding; however, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. Each person named in the table has sole voting and/or investment power with respect to all of the shares of common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table.

Name of Beneficial Owner*	Number of Shares Beneficially Owned	Percentage of Shares Outstanding(1)

Edward K. Aldag, Jr.	2,997,608	**(2)

R. Steven Hamner	1,310,909	**(3)

Emmett E. McLean	1,302,284	**(4)

G. Steven Dawson	98,109	**(5)

Caterina A. Mozingo	11,169	**(6)

Elizabeth N. Pitman	31,150	**(7)

D. Paul Sparks, Jr.	51,247	**(8)

Michael G. Stewart	219,684	**(8)

C. Reynolds Thompson, III	31,826	**(8)

All directors and executive officers as a group (9 persons)	6,053,986	1.04%(9)

Other Stockholders:

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	74,109,896	12.69%(10)

Cohen & Steers Inc. 280 Park Avenue New York, New York 10017	31,917,342	5.46%(11)

BlackRock Inc. 55 East 52nd Street New York, New York 10055	62,685,886	10.73%(12)

Wellington Management Group 280 Congress Street Boston, Massachusetts 02210	32,156,426	5.50%(13)

*	Unless otherwise indicated, the address of each named person is c/o Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242.

**	Less than 1% of outstanding shares of common stock.

Proxy Statement and Notice of 2021 Annual Meeting 49

Other Information

(1)

Based on 584,138,119 shares of common stock outstanding as of March 29, 2021. Shares of common stock that are deemed to be beneficially owned by a stockholder within 60 days after March 29, 2021 are deemed outstanding for purposes of computing such stockholder’s percentage ownership but are not deemed outstanding for the purpose of computing the percentage outstanding of any other stockholder. Except as otherwise indicated in the notes to this table, beneficial ownership includes sole voting and investment power.

(2)	Includes 530,167 shares of unvested restricted common stock, which the named officer has no right to sell or pledge.

(3)	Includes 265,082 shares of unvested restricted common stock, which the named officer has no right to sell or pledge.

(4)	Includes 179,445 shares of unvested restricted common stock, which the named officer has no right to sell or pledge.

(5)

Includes 11,483 shares of unvested restricted common stock, which the named director has no right to sell or pledge, and includes 70,206 shares owned by Corriente Private Trust, an irrevocable Nevada Spendthrift Trust for which Mr. Dawson is the sole trustee and beneficiary.

(6)	Includes 9,421 shares of unvested restricted common stock, which the named director has no right to sell or pledge.

(7)	Includes 11,483 shares of unvested restricted common stock, which the named director has no right to sell or pledge, and 5,532.78 shares of common stock held by the director’s spouse.

(8)	Includes 11,483 shares of unvested restricted common stock, which the named director has no right to sell or pledge.

(9)	See notes (1) – (8) above.
(10)

Share and beneficial ownership information was obtained from a Schedule 13G/A filed February 10, 2021 with the SEC. The Schedule 13G/A indicates that the reporting entity holds sole dispositive power with respect to 72,069,763 shares, shared voting power with respect to 1,623,048 shares and shared dispositive power with respect to 2,040,133 shares.

(11)

Share and beneficial ownership information was obtained from a Schedule 13G/A filed February 16, 2021 with the SEC. The Schedule 13G/A indicates that the reporting entity holds sole voting power with respect to 21,418,288 shares and sole dispositive power with respect to 31,917,342 shares.

(12)

Share and beneficial ownership information was obtained from a Schedule 13G/A filed January 27, 2021 with the SEC. According to the Schedule 13G/A, BlackRock has sole voting power over 59,638,901 shares and sole dipositive power over 62,685,886 shares. The Schedule 13G/A states that various persons have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of the Company’s common stock but that no one person’s interest in the Company’s common stock is more than five percent of the total outstanding common shares.

(13)

Share and beneficial ownership information was obtained from a Schedule 13G filed February 4, 2021 with the SEC. The Schedule 13G indicates that the reporting entity holds shared voting power with respect to 27,375,948 shares and shared dispositive power with respect to 32,156,426 shares.

Executive Officers

For information regarding Messrs. Aldag and Hamner, please see “Proposal 1—Election of Directors” above.

Emmett E. McLean Age 65 Executive Vice President, Chief Operating Officer (since September 2003) and Secretary (since 2010)

Mr. McLean has served the Company in a number of positions, including Chief Financial Officer (August—September 2003) and Director (September 2003—April 2004). Prior to joining the Company, from 2000—2003, Mr. McLean was a private investor and, for part of that period, served as a consultant to a privately held company. From 1992 to 2000, Mr. McLean worked in the healthcare services industry with two different companies serving in senior positions, including Chief Financial Officer at one of the companies. Prior to 1992, Mr. McLean worked in the investment banking field with Dean Witter Reynolds (now Morgan Stanley) and Smith Barney (now Citigroup), and in the commercial banking field with Trust Company Bank (now Truist Bank). Mr. McLean received an MBA from the University of Virginia and a B.A. in Economics from The University of North Carolina at Chapel Hill. Mr. McLean is on the board of directors of the Alabama Symphony Orchestra, Ronald McDonald House Charities of Alabama, Smile-A-Mile, the Greater Alabama Council Boy Scouts of America, the Mike Slive Foundation, United Way of Central Alabama, the Rotary Club of Birmingham Foundation, UAB Athletics Foundation and the World Games 2022 Birmingham USA.

50 Proxy Statement and Notice of 2021 Annual Meeting

What is the purpose of the meeting?

At the meeting, our stockholders will vote on the following proposals:

1.  To elect the eight director nominees described in the enclosed Proxy Statement

2.  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2021

3.  To hold a non-binding, advisory vote to approve named executive officer compensation

4.  To transact any other business that properly comes before the meeting

In addition, our management will report on our performance at the meeting and respond to appropriate questions from stockholders.

Who is entitled to vote?

The record date for the meeting is March 29, 2021. Only stockholders of record at the close of business on March 29, 2021, are entitled to receive notice of the meeting and to vote at the meeting the shares of our common stock that they held of record on that date. Each outstanding share of common stock entitles its holder to one vote on each matter voted on at the meeting. At the close of business on March 29, 2021, there were 584,071,849 shares of common stock outstanding and entitled to vote.

Am I entitled to vote if my shares are held in “street name”?

If you are the beneficial owner of shares held in “street name” by a brokerage firm, bank, or other nominee, your nominee is required to vote the shares in accordance with your instructions. If you do not give instructions to your nominee, your nominee will be entitled to vote your shares on routine items, but will not be permitted to do so on non-routine items. Your nominee will have discretion to vote on Proposal 2 (ratification of auditors) without any instructions from you, but your nominee will not have the ability to vote your uninstructed shares on Proposal 1 (election of directors) or Proposal 3 (advisory vote to approve named executive officer compensation). Accordingly, if you hold your shares in “street name” and you do not instruct your nominee how to vote on these proposals, your nominee cannot vote these shares and will report them as “broker non-votes,” and no votes will be cast on your behalf.

How many shares must be present to conduct business at the meeting?

A quorum must be present at the meeting in order for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date, or 292,035,926 shares, will constitute a quorum. Abstentions and broker non-votes will be included in the number of shares considered present at the meeting for the purpose of determining whether there is a quorum.

What happens if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the meeting, the holders of a majority of the shares present in person or represented by proxy at the meeting may adjourn the meeting to another place, date, or time until a quorum is present. The place, date, and time of the adjourned meeting will be announced when the adjournment is taken, and no other notice will be given unless the adjournment is to a date more than 120 days after the original record date or if, after the adjournment, a new record date is fixed for the adjourned meeting.

Proxy Statement and Notice of 2021 Annual Meeting 51

Information About the Meeting

How do I vote my shares?

Voting by telephone or Internet. If you are a registered holder, meaning you hold your shares in your name, you may follow the instructions on the enclosed voting instructions: By telephone 1-800-776-9437 or by internet www.voteproxy.com.

If you are a beneficial owner of shares held in “street name,” meaning your shares are held in the name of a brokerage firm, bank, or other nominee, you may be eligible to provide voting instructions to your nominee by telephone or on the Internet. A large number of brokerage firms, banks, and other nominees participate in a program provided through Broadridge Financial Solutions that offers telephone and Internet voting options. If your shares are held in “street name” by a brokerage firm, bank, or other nominee that participates in the Broadridge program, you may provide voting instructions to your nominee by telephone or on the Internet by following the instructions set forth on the voting instruction form provided to you.

Voting by mail. If you are a registered stockholder, you may vote by properly completing, signing, dating, and returning the accompanying proxy card. The enclosed postage-paid envelope requires no additional postage if it is mailed in the United States or Canada. If you are a beneficial owner of shares held in “street name,” you may provide voting instructions to the brokerage firm, bank, or other nominee that holds your shares by properly completing, signing, dating, and returning the voting instruction form provided to you by your nominee.

Voting in person at the meeting. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. In addition, we will make written ballots available to registered stockholders who wish to vote in person at the meeting. If you are a beneficial owner of shares held in “street name” and wish to vote at the meeting, you will need to obtain a proxy form from the brokerage firm, bank, or other nominee that holds your shares that authorizes you to vote those shares.

Can I change my vote after I submit my proxy?

Yes, you may revoke your proxy and change your vote at any time before the polls are closed at the meeting in any of the following ways: (1) by properly completing, signing, dating, and returning another proxy card with a later date; (2) if you are a registered stockholder, by voting in person at the meeting; (3) if you are a registered stockholder, by giving written notice of such revocation to our Secretary prior to or at the meeting; or (4) if you are a beneficial owner of shares held in “street name,” by following the instructions given by the brokerage firm, bank or other nominee that holds your shares. Your attendance at the meeting will not by itself revoke your proxy.

What happens if I do not specify on my proxy how my shares are to be voted?	If you are a registered stockholder and submit a properly executed proxy but do not indicate any voting instructions, the proxy holders will vote as the Board recommends on each proposal.

52 Proxy Statement and Notice of 2021 Annual Meeting

Information About the Meeting

Will any other business be conducted at the meeting?

As of the date hereof, the Board knows of no business that will be presented at the meeting other than the proposals described in this Proxy Statement. However, if any other proposal properly comes before the stockholders for a vote at the meeting, the proxy holders will vote the shares represented by your proxy in accordance with their best judgment.

How many votes are required for action to be taken on each proposal?

The eight director nominees will be elected to serve on the Board if they each receive a majority of the votes cast in person or represented by proxy at the meeting. This means that a director nominee will be elected only if the votes cast “for” his or her election exceed the votes cast “against” his or her election. The Board has adopted a director resignation policy whereby any director who fails to receive the required majority vote in an uncontested election is required to promptly tender his or her resignation to the Board for its consideration. The Ethics, Nominating and Corporate Governance Committee will then recommend to the full Board, and the Board will decide, whether to accept or reject the resignation offer or take other action. The Board will act on the recommendation of the Ethics, Nominating and Corporate Governance Committee within 90 days following certification of the election results. If you vote to “abstain” with respect to the election of one or more director nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for the purpose of determining whether there is a quorum at the meeting.

The affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the annual meeting and entitled to vote on the proposal is required for approval of each of Proposals 2 and 3.

How will abstentions and broker non-votes be treated?

Abstentions and broker non-votes will not be counted as votes for or against any proposal, and will not be included in calculating the number of votes necessary for approval of the proposal. In all cases, abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

How will proxies be solicited?

The costs of soliciting proxies from our stockholders will be borne by the Company. We will solicit proxies on behalf of the Board by mail, telephone, facsimile, or other electronic means or in person. Certain of our directors, officers and other employees, without additional compensation, may participate in the solicitation of proxies. We will supply copies of the proxy solicitation materials to brokerage firms, banks, and other nominees for the purpose of soliciting proxies from the beneficial owners of the shares of common stock held of record by such nominees. We will request that such brokerage firms, banks, and other nominees forward the proxy solicitation materials to the beneficial owners and reimburse them for their reasonable expenses. In addition, we anticipate using MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 as a solicitor at an initial anticipated cost of $12,500.

Proxy Statement and Notice of 2021 Annual Meeting 53

Information About the Meeting

What is “householding” and how does it affect me?

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address might receive only one copy of this Notice of Annual Meeting and Proxy Statement and the 2020 Annual Report to Stockholders, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. To request individual copies of the annual report and proxy statement for each stockholder in your household, please contact Investor Relations, Medical Properties Trust Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242 (telephone: 205-969-3755). We will deliver copies of the annual report and proxy statement promptly following your written or oral request. To ask that only one set of the documents be mailed to your household, please contact your broker.

How can I obtain additional copies of the proxy materials

If you wish to request extra copies of our Form 10-K, Annual Report or Proxy Statement free of charge, please send your request to Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242, or visit our website at www.medicalpropertiestrust.com.

54 Proxy Statement and Notice of 2021 Annual Meeting

The Board has adopted a written related person transaction approval and disclosure policy for the review, approval or ratification of any related person transaction. The policy provides that all related person transactions must be reviewed and approved by a majority of the disinterested directors on our Board in advance of us or any of our subsidiaries entering into the transaction; provided that, if we or any of our subsidiaries enter into a transaction without recognizing that such transaction constitutes a related party transaction, the approval requirement will be satisfied if such transaction is ratified by a majority of the disinterested directors serving on the Board promptly after we recognize that such transaction constituted a related person transaction. Disinterested directors are directors who do not have a personal financial interest in the transaction that is adverse to our financial interest or that of our stockholders. The term “related person transaction” refers to a transaction required to be disclosed by us pursuant to Item 404 of Regulation S-K (or any successor provision) promulgated by the SEC. For purposes of determining whether such disclosure is required, a related person will not be deemed to have a direct or indirect material interest in any transaction that is deemed not to be material (or would be deemed not material if such related person was a director) for purposes of determining director independence pursuant to standards of director independence under the NYSE’s listing standards.

Proxy Statement and Notice of 2021 Annual Meeting 55

Stockholder Proposals for Inclusion in Proxy Statement for 2022 Annual Meeting of Stockholders

To be considered for inclusion in our proxy statement for the 2022 annual meeting of stockholders, a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8 must be received by us no later than the close of business on December 27, 2021. Stockholder proposals must be sent to the Company c/o Secretary, Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242. We will not be required to include in our proxy statement any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC’s proxy rules and Maryland corporate law.

Other Stockholder Proposals

Our Second Amended and Restated Bylaws provide that a stockholder who desires to propose any business at an annual meeting of stockholders, other than proposals submitted pursuant to Exchange Act Rule 14a-8, must give us written notice of such stockholder’s intent to bring such business before such meeting. Such notice is to be delivered to, or mailed postage prepaid, and received by our Secretary at Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242 not earlier than December 27, 2021, nor later than January 26, 2022, unless our 2022 annual meeting of stockholders is scheduled to take place before April 26, 2022 or after July 25, 2022, in which case a timely notice by stockholders must be delivered not earlier than 120 days prior to such annual meeting date and not later than the later of 60 days prior to such annual meeting date and 10 days following the issuance of a press release announcing the meeting date. The stockholder’s written notice must set forth a brief description of the business desired to be brought before the meeting and certain other information as set forth in Section 1.02 of our Second Amended and Restated Bylaws. Stockholders may obtain a copy of our Second Amended and Restated Bylaws by writing to the Company c/o Secretary at the address shown above.

Stockholder Nominations of Directors

In order for an eligible stockholder or group of stockholders to nominate a director nominee for election at our Company’s 2022 annual meeting pursuant to the proxy access provision of our Second Amended and Restated Bylaws, notice of such nomination and other required information must be received by our Secretary at Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242 not earlier than December 27, 2021, nor later than January 26, 2022, unless our 2022 annual meeting of stockholders is scheduled to take place before April 26, 2022 or after July 25, 2022, in which case a timely notice by stockholders must be delivered not earlier than 120 days prior to such annual meeting date and not later than the later of 60 days prior to such annual meeting date and 10 days following the issuance of a press release announcing the meeting date. In addition, our Second Amended and Restated Bylaws require the eligible stockholder or group of stockholders to update and supplement such information (or provide notice stating that there are no updates or supplements) as of specified dates.

In order to be eligible to utilize these proxy access provisions, a stockholder, or group of no more than 20 stockholders, must, among other requirements:

•	Have owned shares of common stock equal to at least 3% of the aggregate of the issued and outstanding shares of common stock of the Company continuously for at least the prior three (3) years; and

•

Represent that such shares were acquired in the ordinary course of business and not with the intent to change or influence control at the Company and that such stockholder or group does not presently have such intent.

Additionally, all director nominees submitted through these provisions must be independent and meet specified additional criteria set forth in Section 2.17 of our Second Amended and Restated Bylaws. Stockholders will not be entitled to utilize this proxy access right at an annual meeting if the Company receives notice through its traditional advanced notice by-law provisions described below that a stockholder intends to nominate a director at such meeting. The maximum number of director nominees that may be submitted pursuant to these provisions may not exceed 20% of the number of directors then in office. The foregoing proxy access right is subject to additional eligibility, procedural and disclosure requirements set forth in our Second Amended and Restated Bylaws.

56 Proxy Statement and Notice of 2021 Annual Meeting

ADDITIONAL INFORMATION

Our Second Amended and Restated Bylaws also provide that a stockholder who desires to nominate directors at a meeting of stockholders but not submit such nomination for inclusion in our proxy statement must give us written notice of such proposed nomination. For our 2022 annual meeting of stockholders, such notice is to be delivered to, or mailed postage prepaid, and received by our Secretary at Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242 not earlier than December 27, 2021, nor later than January 26, 2022, unless our 2022 annual meeting of stockholders is scheduled to take place before April 26, 2022 or after July 25, 2022, in which case a timely notice by stockholders must be delivered not earlier than 120 days prior to such annual meeting date and 10 days following the issuance of a press release announcing the meeting date. The stockholder’s written notice must include the information set forth in Section 2.03 of our Second Amended and Restated Bylaws.

By Order of the Board of Directors,

Emmett E. McLean

Executive Vice President, Chief Operating Officer

and Secretary

Birmingham, Alabama

April 26, 2021

Proxy Statement and Notice of 2021 Annual Meeting 57

Appendix: Reconciliation of Non-GAAP Financial Measures - Funds From Operations and Normalized Funds From Operations

We consider non-GAAP financial measures to be useful supplemental measures of our operating performance. Described below are the non-GAAP financial measures used by management to evaluate our operating performance and that we consider most useful to investors, together with reconciliations of these measures to the most directly comparable GAAP measures.

Investors and analysts following the real estate industry utilize funds from operations, or FFO, as a supplemental performance measure. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assumes that the value of real estate diminishes predictably over time. We compute FFO in accordance with the definition provided by the National Association of Real Estate Investment Trusts, or Nareit, which represents net income (loss) (computed in accordance with GAAP), excluding gains (losses) on sales of real estate and impairment charges on real estate assets, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

In addition to presenting FFO in accordance with the Nareit definition, we also disclose normalized FFO, which adjusts FFO for items that relate to unanticipated or non-core events or activities or accounting changes that, if not noted, would make comparison to prior period results and market expectations less meaningful to investors and analysts.

We believe that the use of FFO, combined with the required GAAP presentations, improves the understanding of our operating results among investors and the use of normalized FFO makes comparisons of our operating results with prior periods and other companies more meaningful. While FFO and normalized FFO are relevant and widely used supplemental measures of operating and financial performance of REITs, they should not be viewed as a substitute measure of our operating performance since the measures do not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which can be significant economic costs that could materially impact our results of operations. FFO and normalized FFO should not be considered an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

58 Proxy Statement and Notice of 2021 Annual Meeting

APPENDIX

The following table presents a reconciliation of net income attributable to MPT common stockholders to FFO and Normalized FFO for the years ended December 31, 2020, 2019, 2018, and 2017, (amounts in thousands except per share data):

	For the Years Ended December 31,

	2020	2019	2018	2017
FFO Information
Net income attributable to MPT common stockholders	$431,450	$374,684	$1,016,685	$289,793
Participating securities’ share in earnings	(2,105)	(2,308)	(3,685)	(1,409)

Net income, less participating securities’ share in earnings	$429,345	$372,376	$1,013,000	$288,384
Depreciation and amortization	306,493	183,921	143,720	127,559
Loss (gain) on sale of real estate	2,833	(41,560)	(719,392)	(7,431)
Real estate impairment charges	19,006	21,031	48,007	-

Funds from operations	$757,677	$535,768	$485,335	$408,512
Write-off of straight-line rent and other	26,415	22,447	18,002	5,340
Non-cash fair value adjustments	9,642	(6,908)	-	-
Income taxes - rate change/release of valuation allowance	9,295	-	(4,405)	-
Debt refinancing and unutilized financing costs	28,180	6,106	-	32,574
Acquisition and other transaction costs, net	-	-	2,072	28,453

Normalized funds from operations	$831,209	$557,413	$501,004	$474,879

Per diluted share data
Net income, less participating securities’ share in earnings	$0.81	$0.87	$2.76	$0.82
Depreciation and amortization	0.57	0.43	0.39	0.37
Loss (gain) on sale of real estate	0.01	(0.10)	(1.96)	(0.02)
Real estate impairment charges	0.04	0.05	0.13	-

Funds from operations	$1.43	$1.25	$1.32	$1.17
Write-off of straight-line rent and other	0.05	0.05	0.05	0.01
Non-cash fair value adjustments	0.02	(0.01)	-	-
Income taxes - rate change/release of valuation allowance	0.02	-	(0.01)	-
Debt refinancing and unutilized financing costs	0.05	0.01	-	0.09
Acquisition and other transaction costs, net	-	-	0.01	0.08

Normalized funds from operations	$1.57	$1.30	$1.37	$1.35

Proxy Statement and Notice of 2021 Annual Meeting 59

Medical Properties Trust

medicalpropertiestrust.com | NYSE:MPW

ANNUAL MEETING OF STOCKHOLDERS OF MEDICAL PROPERTIES TRUST, INC. May 21, 2020 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and 2019 Form 10-K are available at www.medicalpropertiestrust.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00033333333030300000 8 052120 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL NOMINEES AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. THISTo elect PROXYeight directors. IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND WILL BE VOTED IN ACCORDANCE WITH THE UNDERSIGNED'S INSTRUCTIONS SET FORTH HEREIN. UNLESS DIRECTION IS GIVEN TO THE CONTRARY, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES AND “FOR” EACH OF PROPOSAL 2 AND 3. 1. To elect eight directors FOR AGAINST ABSTAIN Edward K. Aldag, Jr. G. Steven Dawson R. Steven Hamner Caterina A. Mozingo Elizabeth N. Pitman C. Reynolds Thompson, III D. Paul Sparks, Jr. Michael G. Stewart 2. To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending December 31, 2020. 3. Non-binding, advisory approval of the Company's executive compensation. With respect to any other item of business that properly comes before the annual meeting and at any adjournments or postponements thereof, the proxy holders are authorized to vote the undersigned's shares in their discretion. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnershipPlease sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full name by authorized person.

0 PROXY MEDICAL PROPERTIES TRUST, INC. 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2020 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The 2019 Annual Meeting of Stockholders of Medical Properties Trust, Inc. (the “Annual Meeting”) will be held at the Comany’s Headquarters located at 1000 Urban Center Drive, Suite 501, Birmingham, Alabama, on May 21, 2020, beginning at 10:30 a.m. Central Time. You can access directions to the Annual Meeting at www.medicalpropertiestrust.com. The undersigned hereby acknowledges receipt of the combined Notice of 2020 Annual Meeting of Stockholders and Proxy Statement dated April 26, 2020, accompanying this proxy and to which reference is hereby made, for further information regarding the Annual Meeting and the matters to be considered and voted on by the stockholders at the Annual Meeting. The undersigned hereby appoints Edward K. Aldag, Jr. and R. Steven Hamner, and each of them, attorneys and agents, with full power of substitution, to vote, as the undersigned's proxy, all the shares of common stock owned of record by the undersigned as of the record date and otherwise to act on behalf of the undersigned at the meeting and any adjournment thereof, in accordance with the instructions set forth herein and with discretionary authority with respect to any other business, not known or determined at the time of the solicitation of this proxy, that properly comes before such meeting or any adjournment thereof. The undersigned hereby revokes any proxy heretofore given and directs said attorneys and agents to vote or act as indicated on the reverse side hereof. 1.1 (Continued and to be signed on the reverse side) 14475